As filed with the Securities and Exchange Commission on June 3, 2004
                                           Registration Number 333-


                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  FORM SB-2

                            REGISTRATION STATEMENT
                                  UNDER THE
                            SECURITIES ACT OF 1933




                     Headliners Entertainment Group, Inc.
                ----------------------------------------------
                (Name of Small Business Issuer in its Charter)

   Delaware                               7900                  84-1195628
-------------------------------------------------------------------------------
(State or other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer Incorporation or Organization) Classification Code Number) Identification No.)

                        EDUARDO RODRIGUEZ, CHAIRMAN
                    Headliners Entertainment Group, Inc.
                           501 Bloomfield Avenue
                            Montclair, NJ 07042
                              (973) 233-1233
-----------------------------------------------------------------------------
  (Address and telephone number of Registrant's principal executive offices, principal place of business, and agent for service of process.)

                                  Copy to


                            ROBERT BRANTL, ESQ.
                             322 Fourth Street
                            Brooklyn, NY 11215
                            Attorney for Issuer
                              (718) 768-6045
                    _________________________________

     Approximate Date of Commencement of Public Sale: As soon as practicable after the Registration Statement becomes effective.


     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.   [ ]

                      CALCULATION OF REGISTRATION FEE

                                                      Proposed
Title of Each                       Proposed          Maximum
Class of             Amount         Maximum           Aggregate    Amount of
Securities To        To Be          Offering Price    Offering     Registration
Be Registered        Registered     Per Share (2)     Price        Fee
-------------------------------------------------------------------------------
Common Stock,
 $.001 par value     373,100,000(1)   $0.15           $55,965,000    $7,090.77


(1) The amount registered with the initial filing is the sum of (a) 173,100,000 shares to be offered by the Selling Shareholders and (b) 200,000,000 shares which would be issued to Cornell Capital Partners if all shares that may be put to Cornell Capital Partners under the Standby Equity Distribution Agreement were put to it at a purchase price based on the closing bid price on June 1, 2004.

(2) The proposed offering price is estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the registration fee is based upon $.15, the closing price of the Common Stock reported on the OTC Bulletin Board on June 1, 2004.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


                     HEADLINERS ENTERTAINMENT GROUP, INC.

                                Common Stock
                             173,100,000 Shares

     Seven shareholders of Headliners Entertainment Group, Inc. are offering shares of Headliners common stock to the public by means of this prospectus.

     Headliners' common stock is quoted on the OTC Bulletin Board under the trading symbol "HLNR.OB."

     The seven shareholders intend to sell the shares into the public market from time to time. The shareholders will negotiate with the market makers for Headliners common stock to determine the prices for each sale. They expect each sale price to be near to the market price at the time of the sale.

     Purchase of Headliners common stock involves substantial risk. Please see "Risk Factors," which begins on page 4 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is June   , 2004


                             TABLE OF CONTENTS


PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . .-3-
     Summary Financial Information . . . . . . . . . . . . . .-3-

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . .-4-

YOU SHOULD NOT RELY ON
FORWARD LOOKING STATEMENTS . . . . . . . . . . . . . . . . . .-8-

DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . .-8-

CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . .-8-
     Market for the Common Stock . . . . . . . . . . . . . . .-9-

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS. . . . . . . . -10-

BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . -15-

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . -21-
     Executive Compensation. . . . . . . . . . . . . . . . . -22-
     Other Transactions Between Headliners and its Management-25-
     Limitation of Liability and Indemnification . . . . . . -28-

PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . -28-

SELLING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . -29-
     Plan of Distribution. . . . . . . . . . . . . . . . . . -32-

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . -33-

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . -34-

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . -34-

INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . -35-


                            PROSPECTUS SUMMARY

Headliners Entertainment Group, Inc.

     Headliners Entertainment Group, Inc. is a Delaware corporation, which was known as "Rascals International, Inc." until June 1, 2004. Headliners is engaged in the business of owning and/or operating comedy clubs under the trade name "Rascals." One of its current comedy clubs is integrated into a restaurant that Headliners operates. The rest of Headliners comedy clubs are located in hotels or entertainment venues. Headliners also owns a library of comedic performances recorded in its clubs. Headliners licenses this library to distributors for replay or reprint.

     The executive offices of Headliners are located at 501 Bloomfield Avenue, Montclair, NJ 07042. Our telephone number is 973-233-1233.

The Selling Shareholders

     Seven shareholders are using this prospectus to sell shares of Headliners common stock to the public. They acquired the shares directly from Headliners. Five of the Selling Shareholders are members of Headliners' management or their families. Headliners issued the shares (or warrants to purchase the shares) to them in compensation for their services to Headliners. One of the Selling Shareholders is a consultant to Headliners. Headliners issued the shares to him in compensation for his consulting services.
Finally, Cornell Capital Partners, LP will also use this prospectus to resell to the public shares that it may purchase from Headliners from time to time pursuant to the terms of a Standby Equity Distribution Agreement.

Outstanding Shares

     Headliners has issued only one class of stock: its common stock. On the date of this prospectus there were 50,739,188 shares of common stock outstanding. In addition, two trusts controlled by members of the families of Headliners' two officers hold warrants to purchase up to 165,000,000 shares at a price of $.09 per share. There are no other significant options, warrants or securities convertible into Headliners common stock outstanding.

Summary Financial Information

     We have derived the information in this table from the financial statements that are at the end of this prospectus. The information for the 1st three months of 2004 and 2003 has not been audited, but, in our opinion, we have made all adjustments necessary for a fair presentation of the financial results for those quarters.


Statement of                                          Three         Three
Operations                                            Months        Months
                                                      Ended         Ended
                          Year Ended    Year Ended    3/31/04       3/31/03
                           12/31/03      12/31/02   (unaudited)   (unaudited)
                         -----------------------------------------------------
Net Sales                $ 2,352,800   $ 4,375,194  $  238,551   $ 1,118,226
Cost and Expenses          2,066,330     3,788,028     160,630       943,154
                          --------------------------------------------------
Gross Profit                 286,470       587,166      77,921       175,072

G & A Expense              4,516,276     1,986,530     825,755       363,547
                          --------------------------------------------------
Net (Loss)                (4,471,617)   (1,417,089)   (747,834)     (188,475)
                          ==================================================

Net (Loss) Per Share     $    ( 1.51)  $    (27.07) $    (0.06)  $     (2.60)
                          ==================================================

Weighted Average # of
 Shares Outstanding        2,953,237        52,359  11,720,862        72,408


Balance Sheet Data
                                                     3/31/04
                           12/31/03                (Unaudited)
                          ----------               -----------
Working Capital/
 (Deficit)               $(1,333,185)              $(2,519,476)

Total Assets               1,940,421                 2,760,699

Shareholders'
 Equity/(Deficit)           (480,486)                 (753,319)






                                RISK FACTORS

     You should carefully consider the risks described below before buying our common stock. If any of the risks described below actually occurs, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

              I.  Risks attendant to our business

     We may not become profitable.

     Headliners Entertainment Group has incurred substantial operating losses during the past three years. In order to achieve profitability it will be necessary that we either expand operations to a point sufficient to cover overhead or establish new sources of revenue. Failing such developments, it is likely that we will continue to sustain net losses.


     We may be unable to satisfy our current debts.

     Primarily as a result of the operating losses experienced over the past three years, our debts are far in excess of the book value of our assets. We are engaged in efforts to negotiate compromises and extensions with major creditors. If those negotiations are unsuccessful, however, our business may fail.

     We lack sufficient capital to fully carry out our business plan.

     In order to make our operations cost-efficient, it is necessary that we expand our operations. At the present time, however, our capital resources are sparse. In order to expand our operations, we will need an infusion of capital, since each new club requires a capital investment by Headliners. Sometimes it is an insignificant investment, as when we license our name and services to outside investors. But often it is a substantial investment, as when we built a new club ourselves. We do not know yet if the equity line of credit that we secured from Cornell Capital Partners will be adequate to provide us the necessary capital. If we cannot obtain additional capital, it is unlikely that our business will ever be prosperous.

     Current shareholders may suffer dilution as a result of our financing activities.

     If we are able to sell equity in Headliners Entertainment Group and raise the capital we need to grow, it is almost certain that the sale will occur at a price which is less than the market price for our common stock when the sale occurs. For example, our equity line of credit agreement with Cornell Capital Partners provides that we will sell shares to that entity at a discount to the average bid price, and will then pay fees totaling 8% of the purchase price. Other terms may be negotiated with investors which could have the effect of diluting the interest of current shareholders in the equity of
Headliners Entertainment Group.   In addition, the issuance of common stock to
settle debts or to attract management is also likely to occur at below-market prices.

     Competition from well-capitalized companies involved in the comedy club business could hinder our growth.

     The comedy club business is dominated by a small number of well-known, well-financed companies. As we seek advantageous locations for our clubs, we may face competition from one or more of these competitors. If one of these well-established competitors were to make a concerted effort to secure a location, it would be very difficult for us to compete effectively. This may limit our access to business opportunities.

     Liability from lawsuits based on "dram shop" laws could exceed our insurance coverage.

     In most states where Headliners locates clubs, there will be liquor liability ("dram shop") laws. These laws vary from state to state. In general, dram shop laws impose liability on the proprietor of an establishment for damage caused by a customer of the establishment, if the service of alcoholic beverages by the establishment to that customer was a cause of the damage and the establishment service was negligent or otherwise culpable. Since we will serve alcoholic beverages in all of our clubs, we will be subject to the risk that lawsuits arising under dram shop laws could produce judgments that exceed our insurance coverage and imperil our capital.

             II.  Risks attendant to our management

     Our business development would be hindered if we lost the services of our President.

     Eduardo Rodriguez is the President of Headliners Entertainment Group.
Mr. Rodriguez is the only executive employed on a full-time basis by Headliners Entertainment Group. Mr. Rodriguez is responsible for strategizing not only our business plan but also the means of financing it. If Mr. Rodriguez were to leave Headliners Entertainment Group or become unable to fulfill his responsibilities, our business would be imperiled. At the very least, there would be a delay in the development of Headliners Entertainment Group until a suitable replacement for Mr. Rodriguez could be retained.

     Headliners Entertainment Group is not likely to hold annual shareholder meetings in the next few years.

     Since it became a public company in 1999, Headliners Entertainment Group has never held an annual or a special meeting of shareholders. The Board of Directors of Headliners Entertainment Group consists of the same individuals who served in 2000. Management does not expect to hold annual meetings of shareholders in the next few years, due to the expense involved. Therefore, any new members of the Board of Directors or any replacements for current members will be nominated and elected by the present members of the Board.

     Related party transactions may occur on terms that are not favorable to Headliners Entertainment Group.

     Two members of our Board of Directors, Eduardo Rodriguez and Michael Margolies, directly and through their families, control 9.4% of the outstanding common stock of Headliners Entertainment Group and have options to acquire 165,000,000 additional shares for a price of $.09 per share. For the foreseeable future, therefore, they will control the operations of Headliners Entertainment Group. In the past they have been the Managers of limited liability companies that were senior secured creditors of Headliners and that owned the properties where Headliners' New Jersey restaurant clubs operated. They currently own the entity which is developing Headliners new club in Montclair, New Jersey. It is possible that they will engage in other transactions with Headliners Entertainment Group. It is unlikely that they will obtain independent confirmation that the terms of such related party transactions are fair. If the terms are unfair to Headliners Entertainment Group, the transactions could harm our operating results.

             III.  Risks attendant to the market for our common stock.

     The volatility of the market for Headliners Entertainment Group common stock may prevent a shareholder from obtaining a fair price for his shares.

     Headliners Entertainment Group at the present time has fewer than 900 shareholders and only a small number of market makers. As a result, the market price for our common stock is volatile, at times moving over 50% in one day. Unless and until the market for our common stock grows and stabilizes, the common shares you purchase will remain illiquid. A shareholder in Headliners Entertainment Group who wants to sell his shares, therefore, runs the risk that at the time he wants to sell, the market price may be much less than the price he would consider to be fair.

     The resale of shares acquired by Cornell Capital Partners from Headliners Entertainment Group may reduce the market price of Headliners' shares.

     Headliners and Cornell Capital Partners are parties to a Standby Equity Distribution Agreement. The agreement provides that Headliners may sell shares to Cornell Capital Partners for up to $30,000,000. We expect that Cornell Capital Partners will promptly resell into the public market any shares it acquires under this arrangement. Since January 2004, when Headliners first sold shares to Cornell Capital Partners under this arrangement, the market price of Headliners' common stock has fallen by over 55%. Future resales by Cornell Capital Partners may similarly reduce the market price of Headliners' common stock.

     Headliners Entertainment Group will be quoted on the OTC Bulletin Board for the immediate future.

     Headliners Entertainment Group does not meet the eligibility requirements for listing on the NASDAQ Stock Market. Until we meet those standards and are accepted into the NASDAQ Stock Market, or unless we are successful in securing a listing on the American Stock Exchange or some other exchange, Headliners Entertainment Group common stock will be quoted only on the OTC Bulletin Board. Such a listing is considered less prestigious than a NASDAQ Stock Market or an exchange listing, and many brokerage firms will not recommend Bulletin Board stocks to their clients. This situation may limit the liquidity of your shares.

     Issuance of common stock and equivalents by Headliners may dilute the value of outstanding shares and reduce the market price of our common stock.

     Throughout the past three years, Headliners has made a number of arrangements with its officers and directors that resulted in large amounts of our common stock being issued to them. In addition, we have also from time to time satisfied debts and compensated our professional advisors and others by
issuing common stock to them.   Until we have sufficient capital resources
that we can afford to settle all of our debts in cash and to pay cash for all of the services we need, we will continue to issue stock for these purposes. In addition, we hope to sell equity shares in order to obtain the funds necessary to accomplish our business plan. Any or all of these transactions could have the effect of diluting the value of our outstanding shares. In addition, the market for our shares may be adversely affected by the issuance of additional shares.

                           YOU SHOULD NOT RELY ON
                         FORWARD LOOKING STATEMENTS

     This prospectus contains a number of forward-looking statements regarding our future prospects. Among the forward-looking statements are descriptions of our plans to increase the number of Rascals comedy clubs and our plans to develop products using the Headliners library of comedy performances. These forward-looking statements are a true statement of our present intentions, but are neither predictions of the future nor assurances that any of our intentions will be fulfilled. Many factors beyond our control could act to thwart Headliners in its efforts to develop its business, including factors discussed in "Risk Factors" as well as factors we have not
foreseen.   In addition, changing circumstances may cause us to determine that a change in plans will be in the best interests of Headliners.

                              DIVIDEND POLICY

     We have never declared or paid any dividends on our common stock. We expect to retain future earnings, if any, for use in the operation and expansion of our business, and do not anticipate paying any cash dividends in the foreseeable future.

                              CAPITALIZATION

     Our authorized capital stock consists of 500,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Board of Directors is authorized to issue the preferred stock with any rights and preferences that the Board of Directors decides are appropriate.

     There are 50,739,188 shares of our common stock outstanding and no shares of our preferred stock outstanding.



Common Stock

     As a holder of our common stock, you will be entitled to one vote for each share in the election of directors and in all other matters to be voted on by the shareholders. There is no cumulative voting in the election of directors. Our by-laws require that only a majority of the issued and outstanding shares of common stock must be represented to constitute a quorum and to transact business at a shareholders meeting.

     You will be entitled to receive dividends if the Board of Directors declares dividends. In the event that Headliners is liquidated or dissolved, you will receive a distribution, on a per share basis, of any assets remaining after payment of all liabilities and any preferential payments that must be made to preferred shareholders, if any. You will have no preemptive or conversion rights and you will not be subject to any calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. The common stock was validly issued, fully paid and nonassessable.

Derivative Securities

     The Rodriguez Family Trust holds a warrant to purchase 90,000,000 shares of our common stock for a price of $.09 per share. The Margolies Family Trust holds a warrant to purchase 75,000,000 shares of our common stock for that same price. The 165,000,000 shares which they may acquire on exercise of their warrants are included among the shares being offered by means of this prospectus.

     Other than the aforesaid warrants, there are no options or warrants for our common stock outstanding. In addition, there are no securities outstanding which are convertible into shares of our common stock. However, whenever Headliners sells shares to Cornell Capital Partners pursuant to their Equity Line of Credit Agreement, Headliners is required to issue common stock warrants to Source Capital Group, Inc. The warrants will permit Source Capital to purchase from Headliners four percent of the number of the number of shares sold to Cornell Capital Partners at the market price on the date the warrants are issued.

Registrar and Transfer Agent

     The Registrar and Transfer Agent for the common stock is:

                     Interwest Transfer Company, Inc.
                           1981 East 4800 South
                                Suite 100
                         Salt Lake City, UT 84117



Market for the Common Stock

     Our common stock is listed for quotation on the OTC Bulletin Board under the trading symbol "HLNR.OB." The following table sets forth the bid prices quoted for our common stock on the OTC Bulletin Board during the two years starting January 1, 2002 and ending December 31, 2003 and the first quarter of the current year. We have adjusted all prices to reflect the 1-for-500 reverse split of common stock effected on March 28, 2003.


                                       Bid
Period:                           High      Low
                               ------------------

Jan. 1, 2002 - Mar. 31, 2002   $ 65.00   $ 35.00
Apr. 1, 2002 - June 30, 2002   $ 40.00   $ 20.00
July 1, 2002 - Sep. 30, 2002   $ 25.00   $  5.00
Oct. 1, 2002 - Dec. 31, 2002   $ 35.00   $  2.50


Jan. 1, 2003 - Mar. 31, 2003   $  7.00   $  2.00
Apr. 1, 2003 - June 30, 2003   $  2.99   $  1.01
July 1, 2003 - Sep. 30, 2003   $  1.55   $   .21
Oct. 1, 2003 - Dec. 31, 2003   $   .60   $   .14


Jan. 1, 2004 - Mar. 31, 2004   $   .50   $   .07


     Our shareholders list contains the names of 98 registered shareholders of record. Based on recent requests for materials that we mailed to shareholders, we believe that the number of beneficial shareholders exceeds 800.


                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion in conjunction with our Financial Statements and the notes to the Financial Statements, which appear at the end of this prospectus. A summary of the Financial Statements appears in the Prospectus Summary at the beginning of this prospectus.

Results of Operations

     Three Months Ended March 31, 2004 Compared to Three Months Ended
      March 31, 2003

     At the beginning of 2002 Headliners embarked on a new business plan. While our business through 2001 consisted entirely of the operation of stand-alone restaurant/comedy club facilities, in 2002 we began to develop alternative locations for Rascals' comedy by organizing hotel-based clubs and by granting licenses to utilize the name "Rascals." We also began to develop multiple channels of distribution for the comedic entertainment produced in our clubs, such as home video sales and pay-per-view sales. As the year progressed, however, it became apparent that our efforts in developing and managing these multiple channels of distribution, though profitable, were not cost-effective. These distribution channels that we developed early in 2002 remain in place, and we expect them to be a source of revenue in the future. However, in the third quarter of 2002 we refocused our attention on the development of new Rascals clubs, both hotel-based and licensed. Our focus today is on developing a sufficient number of clubs to achieve an efficient level of operations.

     Recently we have expanded our new direction from hotel-based clubs to clubs in entertainment venues, where a large, pre-existing clientele can be converted into customers of our club. Our first two efforts in this new type of environment are now under contract:

     * During the Summer of 2003 we reached agreement to lease a 7,000 square foot facility in the newly-developed Louisiana Riverwalk Project, a $150 Million entertainment, dining and shopping complex in Shreveport/Bossier City, Louisiana. If we can obtain the funds necessary to develop the facility, we expect to open a comedy club with beverage and snack service there in the summer of 2004.

     * In December 2003 we signed a ten year lease for 7,000 square feet in the Palisades Center, the second largest retail mall in the United States. Again, if the necessary funds become available, we plan to open a 350-seat comedy club in the Palisades Mall later in 2004.

     The most dramatic example of our new focus on entertainment venues is our ongoing joint venture with JHF Properties, the owners of a chain of dance clubs called either "Banana Joe's" or "Cactus Lounge." In January 2004 we entered into an informal arrangement under which Headliners is contributing funds to JHF Properties, which is using the funds to develop "mega-entertainment complexes, each consisting of a Rascals Comedy Club and a dance club, either a Banana Joe's or a Cactus Lounge. To date Headliners has contributed $1,085,000 to the project. The first such mega-entertainment complex opened in Jackson, Mississippi at the end of March. The second opened in Omaha, Nebraska in April. Our understanding with JHF Properties is that an additional two complexes will be built. Headliners will own one-third of the equity in these complexes if it contributes no less than $2.9 million to the project. Moreover, it is understood that if Headliners purchases the nine existing Banana Joe's clubs owned by JHF Properties, Headliners will also acquire 100% ownership of the new mega-entertainment complexes. However, there is no contract in effect that formalizes either the arrangement for development of the mega-entertainment complexes or the acquisition of the nine Banana Joe's.

     Our efforts to increase the number of our clubs with a minimal capital commitment have also led us into a number of licensing arrangements. For example, we have given a license to a group which opened a 300-seat "Rascals Comedy Club" in Jersey City, New Jersey during the first quarter of 2004. Headliners provides the group with its plans and designs for the club, consulted with the group during the development stage, and will provide bookings for a fee. In return, the licensee pays an initial fee to Headliners and a monthly royalty throughout the ten-year term of the license.

     The transitions in our business plan has resulted in a marked disparity between revenues and expenses. Since our new operations are only in their early stages, we continued to realize most of our net sales from our restaurant/comedy club facility in Ocean, New Jersey, which we closed in May 2004. Our overall operations generated a gross profit in the first quarter of 2004 of $77,921. However, that gross profit was not sufficient to support the corporate activities involved in developing our new business plan. These widespread efforts to implement new revenue sources resulted in general and administrative expenses during the first quarter of 2004 of $825,755. The portion of general and administrative expenses that are payable in cash was increased somewhat from the three months ended March 31, 2003 ($300,171) to the three months ended March 31, 2004 ($504,647). However, the non-cash expense increased by $257,732, as we incurred $321,108 in "stock based" expenses during the recent quarter.

     In 2003 86% of our revenue came from the two New Jersey restaurant-clubs that we have operated since the 1980s. In 2004 we expect most of our revenue to arise from new operations. This will occur because:

     (1) We closed our West Orange club and restaurant at the end of June 2003. In recent years that club had produced over 60% of our annual revenue. In May 2004 we closed our club and restaurant in Ocean, New Jersey. That club produced most of the remaining 40% of our revenues in recent years. Each of these clubs will be replaced in a nearby location
             - the West Orange club is being replaced by a new club and restaurant in Montclair, New Jersey. But the Montclair club will be owned by a licensee from Headliners and the replacement for the Ocean club is likely to likewise be built by someone other than Headliners itself.

     (2) We are now realizing revenue from our Cherry Hill hotel-based operation which, albeit far less in amount than revenue from West Orange or Ocean, will, after its start-up phase is completed, produce far greater gross profit margins.

     (3) Our interest in the mega-entertainment complexes being constructed by JHF Properties should begin to contribute to our revenues in the second quarter of this year.

     (4) The first three videos licensed from the Rascals Library were introduced to the market for home videos in July 2003. They are on sale at Best Buy and other national retail chains. Depending on the success of this marketing effort, successive offerings may be made, which could contribute substantially to our operating results.

     These new directions in our operations bode well for the future.
Initial results from these ventures, however, are not likely to be profitable due to start-up costs; so 2004 will be a year of transition. Our goal is to return to profitability in 2005.

     Year Ended December 31, 2003 Compared to Year Ended December 31, 2002


     When we began 2003, our attention was focused on our plan to locate Rascals Comedy Clubs in hotels. The results of our hotel-based operations,
which commenced in the Fall of 2001, have been mixed to date.   Our first two
clubs, one in Springfield, MA and one in Phoenix, AZ, have closed. The Springfield club closed after less than 8 months of operations; the Phoenix club closed after 18 months of operations. Each made a modest contribution to our revenue and incurred relatively insignificant losses, as start-up expenses such as marketing, offset the initial revenues. We closed the clubs when we determined that their growth rate was falling short of our expectations. However, because we had only a very modest capital investment in either club, we were able to quickly cut our losses without damage to the Company's balance sheet. Our experiences in Springfield and Phoenix, though disappointing, lent support to our rationale for entering into hotel-based relationships. The operations require only a modest capital investment, and the measure of their success can be determined relatively quickly.

     The most tangible result of our focus on hotel-based clubs was the opening in December 2002 of a Headliners club in the prestigious Hilton Hotel in Cherry Hill, NJ. During 2003 the Cherry Hill club contributed $261,677 to our revenue and recorded net income of $8,205. We expect that as the community becomes familiar with the club, we will realize increased attendance as well as sales in the special event market (parties, meetings, etc.) which will make Cherry Hill a more profitable operation.

     The transitions in our business plan during 2002 resulted in a marked disparity between revenues and expenses. Since our new operations were only in their early stages in 2003, we continued to realize over 86% our net sales from our two New Jersey restaurant/comedy club facilities. Revenue from these club operations fell significantly in 2003, primarily due to the fact that we closed our club in West Orange in June. Nevertheless, our clubs generated a gross profit in 2003 of $286,470. However, that gross profit was not sufficient to support the corporate activities involved in developing our new business plan. These widespread efforts to implement new revenue sources resulted in general and administrative expenses during 2003 of $4,516,276.
The portion of general and administrative expenses that are payable in cash was significantly reduced from 2002 ($1,779,663) to 2003 ($997,233). However, the non-cash expense increased by $3,312,176, as we incurred $3,519,043 in expenses for "stock based compensation" during 2003.

Liquidity and Capital Resources

     On October 8, 2003 Rascals signed an Equity Line of Credit Agreement
with Cornell Capital Partners, LP.   This was replaced on June 2, 2004 by a
Standby Equity Distribution Agreement. The terms of the two agreements are identical except that the latter agreement increased the credit line from $10,000,000 to $30,000,000. The Standby Equity Distribution Agreement provides that during the two years commencing January 8, 2004 Rascals may demand that Cornell Capital Partners purchase shares of common stock from Rascals. Rascals may make a demand no more than once every seven trading days. The maximum purchase price on each demand is $150,000. The aggregate maximum that Rascals may demand from Cornell Capital Partners is $30,000,000. The number of shares that Cornell Capital Partners will purchase after a demand will be determined by dividing the dollar amount demanded by a per share price. The per share price used will be 98% of the lowest daily volume-weighted average price during the five trading days that follow the date a demand is made by Rascals. Cornell Capital Partners is required by the Agreement to pay each amount demanded by Rascals, unless (a) there is no prospectus available for Cornell Capital Partners to use in reselling the shares, (b) the purchase would result in Cornell Capital Partners owning over 9.9% of Rascals outstanding shares, or (c) the representations made by Rascals in the Agreement prove to be untrue.

     During 2004 Rascals has sold a total of 13,815,556 shares to Cornell Capital Partners pursuant to the terms of the Equity Line of Credit Agreement, and received $1,065,000 for those shares. In addition, Cornell Capital Partners has made loans to Rascals, the remaining balance of which totals $3,625,000. The loans will be satisfied at a rate of $50,000 per week through August 2004 and then $250,000 per week, by Rascals issuing shares to Cornell Capital Partners under the terms of the Standby Equity Distribution Agreement. The number of shares that will be issued in this way will depend on the market price of our common stock from time to time.

     From the funds provided by Cornell Capital Partners, Rascals has advanced $1,085,000 to JHF Properties to fund the development of the four mega-entertainment complexes that we are developing jointly with JHF Properties. Our understanding with JHF Properties calls for Rascals to contribute at least an additional $1,800,000 to the project, in exchange for a 33 % interest in the four complexes. Our interest will increase to 100% if Rascals purchases nine existing clubs owned by JHF Properties. Although we do not have a contract for the purchase of the clubs, it is likely that purchase of the nine clubs would require payment of at least $1,250,000 plus issuance of Rascals common stock. We are currently investigating sources for the funds required for this purpose.

     At the present time, our liquid assets are negligible, while we had over $3.5 million in accounts and notes payable on March 31, 2004. We also have plans to fund the build-out of three new clubs during 2004 (Palisades, Montclair, and Shreveport) in addition to funding the joint venture with JHF Properties. Our plan is to use the proceeds from our equity line of credit with Cornell Capital Partners to reduce our payables and to fund our building plans. We are also actively seeking alternative sources of capital investment, as the Cornell Capital Partners equity line is not likely to be sufficient for all of our purposes.

Critical Accounting Policies and Estimates

     In preparing our financial statements we are required to formulate working policies regarding valuation of our assets and liabilities and to develop estimates of those values. In our preparation of the financial statements for 2003, there was only one estimate made which was (a) subject to a high degree of uncertainty and (b) material to our results. That was our determination, detailed in Note 8 to the Consolidated Financial Statements, that we should record a valuation allowance for the full value of the deferred tax asset created by our net operating loss carryforward. The primary reason for the determination was our lack of certainty as to if and when Headliners would commence profitable operations.

     We have made no material changes to our critical accounting policies in connection with the preparation of financial statements for 2003.

Off-Balance Sheet Arrangements

     We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition or results of operations.


                                  BUSINESS

     The Business Plan

     Headliners Entertainment Group, Inc. is the successor to a business operation commenced in 1983. Until June 1, 2004, Headliners' corporate name was "Rascals International, Inc." Headliners began with a comedy club and restaurant in West Orange, New Jersey that operated under the trade name "Rascal Comedy Club.". Until 2003 the West Orange "Rascals" and a sister club/restaurant of the same name in the New Jersey resort area of Ocean Township were the source of substantially all of Headliners' revenue. Nevertheless the success of those clubs in booking and promoting both headliners and rising stars in the field of stand-up comedy made Rascals a name known throughout the comedy industry. Most of today's stars of stand-up comedy made their way to fame appearing at a Rascals Comedy Club.

     In recent years Headliners has acquired new management, a new business plan, and a new determination to exploit the value of the "Rascals" name as leverage for the growth of our company. Our first effort involved the establishment of a "Rascals Comedy Club" in the Miami area, which copied in essence the operations of our two New Jersey clubs. The expense, however, involved in outfitting a new facility and pushing traffic to a new site exceeded the capacity of our financial resources, and the Miami club was closed in 2000. Spurred on by that experience, however, we have formulated a business plan designed to give Rascals a nationwide presence with a minimum of capital investment. The plan contemplates that we will develop a network of "partners" who recognize the value of the "Rascals" name and our entertainment offerings in attracting consumers of comedy. In exchange for the opportunity to market to these consumers, our "partners" will provide the other resources necessary to business success.

     The plan to "go national" with the "Rascals" name can be understood in four discernable, albeit interrelated, aspects:

          Hotel-Based Clubs. We are underway with a program of establishing "Rascals Comedy Clubs" in premier hotels throughout the U.S. During 2001 we opened a Rascals in the Crowne Plaza Hotel in Phoenix, and another in the Sheraton Springfield at Monarch Place in Springfield, MA. Both of those clubs have since closed. However, since December 2002 we have operated a Rascals Comedy Club in the Hilton Hotel in Cherry Hill, NJ. We are currently in negotiation with hotels in Tucson, Asbury Park, Atlantic City and Easton, PA. In each of these arrangements the hotel will provide the facility (rent-free) and operate the food and beverage service. We provide the show and the promotion only, keep all admission proceeds, and receive a share of the food and beverage gross revenue.

          Embedded Clubs. Recently we expanded our focus to explore the advantages of locating a Rascals Comedy Club in a destination location where there is a pre-established clientele. We are under contract to open a Rascals Comedy Club next summer in the newly-developed Louisiana Riverwalk in Shreveport/Bossier City. Recently we have also contracted to open a club in the Palisades Center in West Nyack, New York, which is the second largest shopping mall in the U.S. The relationship described below that we are developing with Banana Joe's Dance Clubs is another example of "embedded clubs."

          Licensed Clubs. At the present time we have granted licenses to two groups which will develop and operate Rascals Comedy Clubs. One licensee is an investment group who plan to open a club in Jersey City, New Jersey in the second quarter of 2004. The other licensee is owned by members of our management, who are financing the development of a club and restaurant in Montclair, New Jersey to replace our West Orange facility which was closed in the summer of 2003. The Jersey City licensee will pay us a licensing fee and a percentage of gross revenue, and may also pay us fees if we book entertainment for their club. The Montclair licensee will lease back to us the comedy club on a revenue-sharing arrangement similar to our hotel-based clubs.

          The Library. Headliners owns a library of over 200 hours of recorded performances by major comedic entertainers, such as Tim Allen, Rosie O'Donnell and Drew Carey, made before the comedians became famous. In exchange for the opportunity to appear at Rascals Comedy Club, these entertainers yielded to Headliners the right to market video recordings of their performances at Rascals. This library of videotapes provides Headliners the raw materials from which we can manufacture a limitless supply of comedy products in every audio-visual medium. For example, "The Rascals Comedy Hour" was offered in 35 million homes on pay-per-view television during 2002, and we expect pay-per-view distribution to recommence in the future. In the Summer of 2003 a major distributor to the home video market commenced marketing the first three VHS titles containing comedy performances recorded at Rascals. In addition, Rascals comedy has also been broadcast on the Internet, and on the in-house television channels in 140,000 Hilton hotel rooms.

     In each of these aspects, our goal is to leverage the "brand-equity" of our Rascals trade name by joining forces with another entity which will underwrite the capital-intensive aspects of marketing comedy, such as site construction, publicity or distribution. We believe that in this way we can achieve a national presence for the Rascals name with a modest capital investment.

     Rascals Comedy Clubs

     During 2003 we closed our flagship club and restaurant in West Orange, New Jersey. In May of this year we closed our other club and restaurant, which was located in Ocean, New Jersey. At the present time, therefore, there is only one Rascals Comedy Club in operation: the Rascals Comedy Club at the Hilton Hotel in Cherry Hill, New Jersey. This facility opened in December 2002. It consists of a comedy room with a seating capacity of 308 in which we produce six shows per week. Our plan is to develop more hotel-based clubs, as resources become available.

     Our agreements with the hotels which host our clubs allocate to Headliners the responsibility for booking, marketing and producing the comedy shows, and allocate to the hotel the responsibility for food and beverage service. Headliners promotes the shows through local media, sells the tickets, and retains 100% of the revenue from ticket sales, from which it pays fees to the entertainers and to the Headliners personnel involved in producing the show. The hotel collects payment for food and beverage service, and is responsible for supervising the kitchen and wait staff, who are hotel employees. The hotel is also responsible for compliance with liquor laws.
Our agreements provide for a percentage of food and beverage revenue to be paid by the hotel to Headliners.

     The primary advantage of a hotel-based club for Headliners is the efficiency of initiating the club's operations. Since we are moving into an established facility, we are required to make only the minimal capital investment necessary to outfit the comedy room in Rascals' trademark decor.
In addition, since the hotels in which we locate are already known as entertainment locations in their communities (even if only as a restaurant location), the expense incurred in "attracting traffic" to the site is generally not much greater than the expense we incur in promoting shows at our established sites. Our estimate is that our capital commitment to a new hotel-based facility, including the working capital required until the club achieves positive cash flow, will generally not exceed $130,000.
Occasionally, however, a particular site will be appropriate for a "premier" build-out, which will require a larger investment. This was the case with our club in Cherry Hill, where we installed cherrywood paneling and a state-of-the-art sound system.

     Comedy shows at our clubs generally consist of three performers: one nationally-known headliner, a featured act and a comic master of ceremonies. Our ticket prices range from $8.00 to $35.00, and are determined by the fees we commit to pay the entertainers. Those fees may on occasion include a percentage of our ticket revenues.

     Entertainers are booked for our clubs by independent booking agents.
Most of our bookings at present are made by Top Draw Entertainment. Our relationship with Top Draw is at will. Our fees to Top Draw are based on services provided. As the number of our clubs increases, Rascals should become even more attractive to entertainers due to our ability to offer "block booking." In a block booking arrangement, we commit to multiple dates at multiple locations in exchange for a reduced fee per show.

     We market our shows through traditional local media: newspaper and radio advertisements, local cable TV commercials, and radio promotions, often involving the performers that will be appearing. In addition, tickets to all of our club locations can be purchased at our Website:
www.Rascalscomedyclub.com.

     Clubs in Development

     We currently have two new clubs under development, and several in the planning stage. Our club that is being constructed in Montclair, New Jersey includes an attached restaurant and bar. The club we have designed for the Palisades Center will be located amidst a complex of restaurants, so we will provide beverage service only.

     At the beginning of 2004 we initiated a relationship with two individuals who own a chain of dance clubs. Their best known clubs operate under the names "Banana Joe's" and "Cactus Lounge." We are currently negotiating an arrangement under which we and they will jointly develop projects that will locate a Banana Joe's or a Cactus Lounge next to a Rascals Comedy Club. We expect these combined clubs will be able to attract customers for a full evening's entertainment: a show followed by dancing. Although we have not completed negotiation of the terms of this relationship, we have begun to work with the owners of Banana Joe's in developing these new project. To date we have advanced $1,085,000 toward the projects. The first of these joint projects opened in March in Jackson, Mississippi and in April in Omaha, Nebraska. Future joint projects are intended for Louisville, Kentucky and Hampton, Virginia.

     We have also entered into a letter of intent that contemplates an agreement under which Headliners would acquire ownership of nine existing Banana Joe's clubs in exchange for cash and Headliners common stock. Negotiations toward that end have paused, however, as we have not been able to secure the funds that we will need to make the acquisition.

     Rascals Comedy Library

     Between 1985 and 1992 Headliners developed a library of videotapes of the comedy performances at its West Orange club. The performers on the videotapes include many who achieved stardom: Denis Leary, Drew Carey, Jeff Foxworthy, Rosie O'Donnell, Tim Allen, Ray Romano and others. In exchange for the opportunity to appear at Rascals Comedy Club, each of these performers signed a release giving Headliners the right to reproduce and market the videotapes. Until 2002 the videotapes were co-owned by Headliners and Rob Perna d/b/a Stand and Deliver. In 2002 we divided the library, with Headliners retaining over 200 hours of performances.

     Our library provides an inventory of raw material which Headliners intends to use to develop products and content in a variety of media. At the same time, although Headliners is not currently adding to its library of videotapes, the ongoing operations of our comedy clubs is a potential source of additional valuable media content. A considerable portion of our energies during 2002, therefore, were devoted to developing outlets for marketing Rascals' comedy outside of our clubs. To date, we have relationships established with powerful marketing partners in two media:

     VHS Recordings. In March 2002 we entered into a Memorandum of Understanding with Razor & Tie Direct L.L.C. Razor & Tie is a music producer with a considerable market presence which has had noteworthy success marketing VHS videos. Razor & Tie advanced to Headliners $50,000 in exchange for our agreement to produce two home videos of performances in the Rascals library, which Razor & Tie agreed to market through direct response channels. The agreement provides that, to the extent that direct response marketing was successful, Razor & Tie would then introduce the videos into retail stores. The agreement provides that Razor & Tie would pay to Headliners and Stand and Deliver 50% of the net profits from sales of the videos. Headliners has given Razor & Tie a one year exclusive license to market the Rascals library in home video format. Razor & Tie can extend the license to five years by paying Headliners a $200,000 advance, provided that it has introduced at least one Rascals video into retail distribution. In July 2003 Razor & Tie introduced three of our videos into retail distribution.

     Television Pay-Per-View and Video-On-Demand. In the Fall of 2001 we entered into a marketing agreement with iN-DEMAND L.L.C. to market up to 12 programs produced by Headliners. IN-DEMAND is the nation's leading provider of pay-per-view and video-on-demand programming, serving over 1,800 affiliated systems with approximately 28 million addressable households subscribing. In each of five months in early 2002, iN-DEMAND broadcast on seven or eight occasions a 55 minute program taken from Rascals' library - one new program each month. The agreement provided that approximately 40% of the gross receipts from the broadcasts would be paid to Headliners. The broadcasts were suspended later in 2002, as we negotiated with Stand and Deliver a division of the library. We expect iN-DEMAND to commence broadcasts again in the next few months.

     Employees

     The Company currently employs 25 individuals, of whom 8 are full-time employees. The other 17 employees are primarily hosting staff, wait staff, bartenders, and kitchen employees who work during the performances at our club in Cherry Hill. None of our employees is represented by a union. We believe that our relations with our employees are good.

     Insurance

     As a dispenser of alcoholic beverages, Headliners is subject to state liquor liability ("dram shop") laws. These laws vary from state to state. In general, dram shop laws impose liability on the proprietor of an establishment for damage caused by a customer of the establishment, if the service of alcoholic beverages by the establishment to that customer was a cause of the damage and the establishment service was negligent or otherwise culpable. Since alcoholic beverages are served in all of our clubs, it is particularly important that we maintain insurance against liability.

     At the present time, Headliners is insured by a policy which provides $2,000,000 general aggregate liability coverage. as well as a $10,000,000 commercial umbrella policy. The annual premium for our insurance, which includes this liability insurance, is $102,700.

     Properties

     Since February 2004 the executive offices of Headliners Entertainment Group, Inc. have been located in the building in Montclair, New Jersey where our new Rascals Comedy Club is being built. Our lease for the offices terminates in 2014. We pay a monthly rental of $4,500 for the offices.

     Our Cherry Hill comedy club is located in the Hilton Hotel, which
provides the comedy room to us free of charge.   We will have a similar
arrangement with the owners of the club and restaurant facility being developed in Montclair.

     Legal Proceedings

     Rascals International, Inc. v. iCapital Finance Inc., Randall Letcavage and Rosemary Nguyen (Court of Common Pleas, Philadelphia County, Pennsyvalia). This action commenced in August 2003. Headliners alleged that the defendants signed investment banking and consulting agreements with Headliners, in which they undertook to perform certain services for Headliners. Headliners further alleges that the defendants failed to perform the services, as a result of which Headliners suffered damages in excess of $1,000,000. The defendants failed to answer the complaint, and a default judgment was entered against them in October 2003. Headliners does not know to what extent, if any, it will be able to enforce the judgment.

     Rascals International, Inc. v. P.A. Whalen and Company, Inc.. (Superior Court, State of New Jersey). This action commenced in February 2002. The action alleges that Whelan breached a consulting and marketing contract with Headliners. Headliners is demanding that the contract be rescinded. Whelan has counterclaimed alleging breach of the same contract by Headliners, and demanding damages of $99,260.

     Andrew Freundlich v. Eduardo Rodriguez, Rascals International, Inc., Robert Jaffe, John Doe and Richard Roe. (Superior Court, Union County, State of New Jersey). The plaintiff claims that moneys are owed to him under the terms of a debenture that Headliners sold to him several years ago. We estimate that the unpaid amount of the debenture is approximately $79,000.

     Stanley Chason v. Eduardo Rodriguez, Michael Margolies, Rascals Cherry Hill, Inc., D.E.M., Inc., Rascals Comedy Club Stage Door Grill, Inc., Rascals International, Inc., Marod Holdings, LLC and Rodmar Holdings, LLC. (Superior Court, Essex County, State of New Jersey). The plaintiff commenced the action to enforce a promissory note in the principal amount of $200,000 that had been issued by Rascals Cherry Hill, Inc. and guaranteed by the other defendants. Judgment in favor of the plaintiff was entered in July 2003 and a judgment lien against all of Headliners' assets was filed in August 2003. In November 2003 a settlement agreement was executed in which Mr. Chason released his lien on certain assets in exchange for the defendants' promise to pay a total of $265,000. The payments will be made from the proceeds of the sale of Rodmar's real property in Ocean, New Jersey, from the sale of the liquor license used at that property, and by monthly payments of $5,000. Headliners has also issued 1,000,000 shares of its common stock to Mr. Chason, and the proceeds of his sale of those shares will be an offset to the judgment debt.

                                 MANAGEMENT

     This table identifies our directors and executive officers. Directors serve until the next annual meeting of shareholders and until their successors are elected and qualify. Officers serve at the pleasure of the Board of Directors.

                                                                  Director
      Name                  Age     Position with the Company     Since
     -----------------------------------------------------------------------

     Eduardo Rodriguez       42     Chairman, Chief Executive     1998
                                     Officer, Chief Financial
                                     Officer
     Michael Margolies       76     Vice Chairman, Secretary,     2001
                                     Director
     Gary Marks              45     Director                      2000

     Eduardo Rodriguez has served as Chief Executive Officer of Headliners since 1998. Immediately prior to joining Headliners, Mr. Rodriguez served as President of Lancaster Consultants, Inc., a company involved in financial management and consulting.

     Michael Margolies became Vice Chairman and Secretary of Headliners in January 2002, after having served on our Board of Directors for the prior year. Since 1998 Mr. Margolies has been employed as Chief Executive Officer of Transportation Logistics Int'l, Inc., which provides logistics and logistic-related services.

     Gary Marks is currently a partner at Roxiticus Ventures in Bedminster, New Jersey. Prior to joining Roxiticus Ventures, Mr. Marks held senior technology sales and marketing positions at Cybertel, Intel, Conner Peripherals, SyQuest and Western Digital.

     Audit Committee

     The Board of Directors does not have an audit committee financial expert. The Board of Directors has not been able to recruit an audit committee financial expert to join the Board of Directors because of the Company's poor financial condition.

     Code of Ethics

     The Company does not have a written code of ethics applicable to its executive officers. The Board of Directors has not adopted a written code of ethics because there are so few members of management.

Executive Compensation

     This table itemizes the compensation we paid to Eduardo Rodriguez, who served as our Chief Executive Officer during 2003, and to Michael Margolies, our Vice Chairman during that year. There was no other officer whose salary and bonus for services rendered during the year ended December 31, 2003 exceeded $100,000.

                                                             Other
                           Year         Salary            Compensation
                           -------------------------------------------
     Eduardo Rodriguez...  2003      $ 145,228(1)          $ 10,800(2)
                           2002         40,000               10,800(2)
                           2001         74,400               22,000(2)

     Michael Margolies...  2003      $ 145,228(1)
                           2002                0
                           2001                0
                            ______________________
(1) Represents shares acquired in lieu of salary under the Employee Stock Purchase Plan.
(2) Represents paid for health insurance and payments made to supply Mr. Rodriguez with an automobile.

          Employment Agreements; Affiliation Agreement

          In connection with the refinancing of the mortgages on Headliners' two New Jersey restaurant/clubs on December 31, 2001, Headliners entered into employment agreements with Eduardo Rodriguez, its Chief Executive Officer, and Michael Margolies, its Vice Chairman and Secretary. The refinancing is described in "Certain Relationships and Related Transactions" below.

          Headliners' employment agreement with Eduardo Rodriguez provides that Mr. Rodriguez will serve as President of Headliners during the term of the agreement, which ends on December 31, 2006. Mr. Rodriguez covenants in the agreement that he will not compete with Headliners for one year after termination of his employment. The agreement further provides that Headliners will pay Mr. Rodriguez an annual salary of $250,000, and will spend up to $12,000 per year to provide him an automobile. In the event of Mr. Rodriguez' death or disability, Headliners commits to pay him or his estate an amount equal to one year's salary.

          Headliners' employment agreement with Michael Margolies provides that Mr. Margolies will serve as Vice Chairman and Secretary during the term of the agreement, which ends on December 31, 2006. Mr. Margolies covenants in the agreement that he will not compete with Headliners for one year after termination of his employment. The agreement further provides that Headliners will pay Mr. Margolies an annual salary of $150,000. In the event of Mr. Margolies' death or disability, Headliners commits to pay him or his estate an amount equal to one year's salary. In order to induce Mr. Margolies to enter into the agreement, Headliners issued 2,000 shares of common stock to the Margolies Family Trust and 1,000 shares to Mr. Margolies. In September 2002 the Margolies Family Trust and Mr. Margolies surrendered those shares to Headliners.

          At the same time as the employment agreements, an "Affiliation Agreement" was made among Headliners, Mr. Rodriguez and Mr. Margolies. The stated consideration for Headliners' covenants in the Affiliation Agreement was Mr. Margolies' agreement to participate in the refinancing of the New Jersey mortgages. The Affiliation Agreement provides, with respect to both Mr. Rodriguez and Mr. Margolies, that as long as he or his family own one percent of Headliners, he will be nominated at any election of Board members. The Affiliation Agreement further provides that until December 31, 2006 the salary and benefits paid to Mr. Margolies will equal no less than 60% of the salary and benefits paid to Mr. Rodriguez; that Headliners will not issue stock to Mr. Rodriguez or Mr. Margolies or their families without the consent of the other; and that neither Mr. Rodriguez nor Mr. Margolies will sell any Headliners shares without affording the sale opportunity to the other of them.


          Stock Purchase Warrants

          In May 2004 the Board of Directors awarded to each of its officers warrants to purchase Headliners common stock. The warrants permit Mr. Rodriguez to purchase 90,000,000 shares for $.09 per share and Mr. Margolies to purchase 75,000,000 shares for $.09 per share. The warrants expire on June 1, 2006. Mr. Rodriguez assigned his warrants to The Rodriguez Family Trust, and Mr. Margolies assigned his warrants to The Margolies Family Trust.


          Restricted Stock Grant

     On August 5, 2003, Headliners' Board of Directors adopted a Restricted Stock Grant Program (the "Program") pursuant to which 2,000,000 shares of Common Stock were reserved. 1,000,000 of the restricted shares were issued to each of Eduardo Rodriguez and Michael Margolies.

     In May 2004 the Board of Directors waived the restrictions on the shares and permitted them to vest immediately.

     Employee Stock Purchase Plan

     In July 2003 Headliners' Board of Directors adopted the 2003 Employee Stock Purchase Plan. Each employee of Headliners who is either an executive officer or a manager was eligible to participate in the Plan. The Plan permitted participants to purchase Headliners common stock through payroll deductions. The purchase price was 85% of market value. 500,000 shares were included in the Plan, and all have been purchased as follows: 245,750 shares by Eduardo Rodriguez, 245,750 shares by Michael Margolies, and 8,500 share by Headliners' Director of Operations.

     Equity Compensation Plan Information

     The information set forth in the table below regarding equity compensation plans (which include individual compensation arrangements) was determined as of December 31, 2003.
                                                               Number of
                                                               securities
                                            Weighted           remaining
                      Number of securities  average            available for
                      to be issued upon     exercise price     future issuance
                      exercise of           of outstanding     under equity
                      outstanding options,  options, warrants  compensation
                      warrants and rights   and rights         plans
                      --------------------------------------------------------
Equity compensation
 plans approved by
 security holders....           0                    --                0

Equity compensation
 plans not approved by
 security holders*....          0                    --            6,380
                             ----                 ----            ------

Total.................          0                    --            6,380


* Our Board of Directors adopted three equity compensation plans in 2001 and 2002 without shareholder approval. The three plans were identical in their material terms. They permitted the Board to award to employees, directors or consultants (other than consultants whose services to Headliners are related to capital-raising transactions) stock, restricted stock, stock options or performance shares.

Other Transactions Between Headliners and its Management

     Refinance

     On December 31, 2001, the management and affiliates of Headliners completed a refinancing of the mortgages on the properties in West Orange, New Jersey and Ocean Township, New Jersey on which Rascals Comedy Clubs were located (the "Realty"). The refinanced mortgage loan was a two-year loan in the principal amount of $2,250,000. As a condition to its willingness to complete the refinancing, the mortgagee received personal guarantees of the loan from Michael Margolies and his wife and Eduardo Rodriguez and his wife.

     In order to induce Mr. Margolies and his wife to assist in the refinancing, including giving a personal guarantee of the mortgage loan, Headliners and Mr. Rodriguez entered into the Affiliation Agreement with Mr. Margolies. In addition, Mr. Margolies acquired the greater part of the interest that Mark Magnusson had held in Headliners and all of his interest in the Realty. Specifically:

     * Mr. Magnusson agreed to the assignment of the Realty by Comrest and W.H.R. Realty, two general partnerships comprised of Mr. Magnusson and Eduardo Rodriguez, Headliners President, to Marod Holdings, L.L.C. ("Marod") and Rodmar Holdings, L.L.C. ("Rodmar"). The members of Marod and Rodmar are Mr. Rodriguez' spouse (in trust for their minor children) and the Margolies Family Trust. The Managers of Marod and Rodmar are Messrs. Eduardo Rodriguez and Michael Margolies, who are members of Rascal's Board). In consideration of his agreement to the transfer, the Margolies Family Trust paid Mr. Magnusson $24,000 and promissory notes for $56,000.

     * Headliners, Marod and Rodmar agreed that the leases of the Realty to Rascal's subsidiaries would continue in effect and unchanged.

     * The Margolies Family Trust purchased four thousand shares of Headliners common stock from Mark Magnusson for $96,000.

     * Comrest and W.H.R. Realty, the previous landlords of the Realty, released Headliners from past debts, primarily unpaid rental, totaling approximately $570,000.

     * Headliners reaffirmed the agreement it had made with Mr. Magnusson dated January 24, 2001, and agreed to commence paying Mr. Magnusson $1,500 per week without interest until the debt of $114,000 was satisfied.


     Sale and Lending

     On September 26, 2002 Marod Holdings, LLC sold to Commerce Bank the land and buildings at 425 Pleasant Valley Way in West Orange, New Jersey. D.E.M., Amusements, Inc., a subsidiary of Headliners, by lease from Marod Holdings, carried on the operation of a restaurant and comedy club on those premises. By arrangement with Commerce Bank, D.E.M. Amusements, Inc. continued to carry on that business until June 2003, at which time D.E.M. Amusement's lease for the premises expired.

     Marod utilized a portion of the proceeds of the sale of the West Orange property to reduce the principal amount of the mortgage held by Hudson United
Bank on the West Orange premises as well as on the premises in Ocean.   The
mortgage loan encumbering the properties was reduced from a principal amount of approximately $2,250,000 to a principal amount of approximately $1,250,000. That amount was retired in December 2003 when Rodmar sold the property in Ocean Township, New Jersey where Headliners other club and restaurant complex was located.

     Upon completion of the sale of the West Orange property, Marod Holdings assigned to Rodmar Holdings a beneficial interest in a portion of the proceeds from the sale. Marod Holdings and Rodmar Holdings subsequently loaned to Headliners a total of $659,361. Headliners used the proceeds of the loan primarily to reduce its outstanding payables. The Loan Agreement provided for the sale to each of Rodmar Holdings and Marod Holdings of fifteen thousand shares of Headliners's common stock for a price of $7,500.

     In consideration of the loan, Headliners entered into a Loan Agreement and a Pledge Agreement with Rodmar Holdings and Marod Holdings, and Headliners executed a Promissory Note in favor of Rodmar Holdings and Marod Holdings.
The Promissory Note was in the principal amount of $641,204 and bore interest at twelve percent per annum. The Promissory Note called for payment of $25,000 per month, commencing on January 2, 2003, with payment of the unpaid balance of the Note on December 31, 2003. In May 2003 Headliners reduced its obligation under the Promissory Note by $500,000 by issuing 1,000,000 shares of common stock to Rodmar Holdings, LLC. In December 2003 Headliners satisfied the remainder of the obligation on the Promissory Note and other debts to Rodmar Holdings and Marod Holdings by issuing them 1,250,000 shares of common stock.

     The members of Marod Holdings and Rodmar Holdings are the spouse of Eduardo Rodriguez (in trust for their minor children) and the Margolies Family Trust. The Managers of Marod Holdings and Rodmar Holdings are Messrs. Eduardo Rodriguez and Michael Margolies, who are members of Headliners's Board of Directors.

     Rascals Montclair, Inc.

     In June 2003 Headliners' lease for the property in West Orange, New Jersey on which Headliners operated a club and restaurant terminated. For several months, Headliners' management looked for a location where the club and restaurant could be reopened. However, because of Headliners' lack of capital, landlords were unwilling to rent space to Headliners on favorable terms and contractors were unwilling to extend credit to Headliners for construction of the new facility. Therefore Eduardo Rodriguez and Michael Margolies, Headliners' officers, organized Rascals Montclair, Inc., which is owned by The Margolies Family Trust, the Rodriguez Family Trust and Jerry Pontones, Headliners' Director of Operations. Rascals Montclair, Inc. has entered into a lease for space in Montclair, New Jersey where a replacement for the West Orange club and restaurant will be opened.

     Headliners has entered into a licensing agreement with Rascals Montclair, Inc., similar to the licensing agreement it has made in connection
with the owners of the Rascals Comedy Club being built in Jersey City.   The
agreement permits Rascals Montclair to use the Rascals name and its club style. After the facility is constructed, however, Rascals Montclair will lease the comedy club alone to Headliners Entertainment Group. That arrangement will be similar to our arrangement with the hotels which have housed our comedy clubs, as we will receive the revenue from the club and a share of the revenue from the restaurant and bar.

     The lease arrangement between Headliners and Rascals Montclair requires Headliners to advance the funds needed to develop the comedy room. During 2003 Headliners advanced $44,000 to Rascals Montclair, Inc. for this purpose. In 2004 Headliners has advanced an additional $318,000 to Rascals Montclair for this purpose.

 Limitation of Liability and Indemnification

     Our bylaws provide that we will indemnify our directors and officers against liabilities arising from their service as directors and officers. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provision or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                           PRINCIPAL SHAREHOLDERS

     The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of the date of this prospectus by the following:

     * each shareholder known by us to own beneficially more than 5% of our common stock;

     *  Eduardo Rodriguez, our Chief Executive Officer

     *  each of our directors; and

     *  all directors and executive officers as a group.

     Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below have sole voting power and investment power with respect to their shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

     In computing the number of shares beneficially owned by a person and the percent ownership of that person, we include shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days. We do not, however, include these "issuable" shares in the outstanding shares when we compute the percent ownership of any other person.

                                Amount and
                                Nature of
     Name and Address           Beneficial          Percentage
     of Beneficial Owner(1)     Ownership(2)        of Class
     --------------------------------------------------------------------
     Eduardo Rodriguez           93,533,404(3)(4)      66.5%

     Michael Margolies           78,528,963(4)(5)      62.5%

     Gary Marks                     225,750             0.4%

     All Officers and Directors
     As a Group (3 persons)     170,010,905(3)(4)      78.8%

     Brett Salter                5,900,000             11.6%
     2287 Lakeshore Blvd.
     Etobicoke, Ontario, Canada
     ____________________________________
     (1) Except as noted, the address of all shareholders is c/o Headliners Entertainment Group, Inc., 501 Bloomfield Avenue, Montclair, NJ
          07042
     (2)  All shares are owned of record unless otherwise indicated.
     (3) Includes 90,000,000 shares which The Rodriguez Family Trust may purchase upon exercise of currently-exercisable options. The
          Trustee of the Rodriguez Family Trust is Mr. Rodriguez' spouse, and the beneficiaries of the Trust are Mr. Rodriguez' spouse and children.
     (4) The shares beneficially owned by Messrs. Rodriguez and Margolies each include 1,638,606 shares owned of record by Rodmar Holdings, LLC and 638,606 shares owned of record by Marod Holdings, LLC. Mr. Rodriguez and Mr. Margolies are the two Managers of Rodmar and of Marod. Mr. Rodriguez' wife owns a 50% interest in Rodmar and a 50% interest in Marod in trust for their minor children. The remaining 50% interest in each LLC is owned by The Margolies Family Trust. The Trustee of the Margolies Family Trust is Mr. Margolies' spouse, and the beneficiaries of the Trust are Mr. Margolies' spouse and children.
     (5) Includes 75,000,000 shares which The Margolies Family Trust may purchase upon exercise of currently-exercisable options.


                                 SELLING SHAREHOLDERS

     The table below lists the selling shareholders and other information regarding the beneficial ownership of our common stock by each of the selling shareholders.

     The selling shareholders acquired the shares that they are offering by means of this prospectus directly from Headliners. Messrs. Rodriguez, Margolies and Marks acquired their shares as compensation for service on behalf of Headliners. The shares offered by the two Trusts, if any, will have been acquired by them upon exercise of options that were granted by Headliners in consideration of the services of Messrs. Rodriguez and Margolies. Mr. Salter acquired his shares in compensation for consulting services. The shares identified as "Shares Put by Headliners" are those which Headliners sold to Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement.

                               Shares Owned
                       ------------------------------           Shares Owned
                         Shares Put by               Shares   After Offering
Name                   Headliners Per SEDA   Other   Offered   Is Complete
-------------------------------------------------------------------------------
Cornell Capital Partners, LP    -              -             -             -
The Rodriguez Family Trust      -     90,000,000(1) 90,000,000(1)          -
The Margolies Family Trust      -     75,000,000(1) 75,000,000(1)          -
Brett Salter                    -      5,900,000     5,900,000             -
Eduardo Rodriguez               -      1,256,192     1,000,000       256,192
Michael Margolies               -      1,251,751     1,000,000       251,751
Gary Marks                      -        225,750       200,000        25,750

_______________________________

(1) Represents shares that may be acquired by the Selling Shareholder upon exercise of stock purchase warrants for a price of $.09 per share.

     Standby Equity Distribution Agreement

     On October 8, 2003 Headliners signed an Equity Line of Credit Agreement with Cornell Capital Partners. Headliners issued 290,000 shares to Cornell Capital Partners on that date to compensate it for entering into the Agreement. Headliners also issued 12,000 shares to David Gonzalez, Esq., who serves as legal counsel to Cornell Capital Partners, to compensate Mr. Gonzalez for his services in connection with the preparation and implementation of the Agreement. Finally, Headliners issued 19,231 shares to Newbridge Securities Corp. to compensate it for acting as an advisor to Headliners in connection with the negotiation of the Agreement.

     On June 2, 2004 Headliners and Cornell Capital Partners entered into a Standby Equity Distribution Agreement. The June 2 agreement is substantially identical to the earlier agreement, except that the line of credit was increased from $10,000,000 to $30,000,000.

     The Standby Equity Distribution Agreement provides that during the two years commencing on January 8, 2004 Headliners may demand that Cornell Capital Partners purchase shares of common stock from Headliners. Headliners may make a demand no more than once every seven trading days. The maximum purchase price on each demand is $150,000. The aggregate maximum that Headliners may demand from Cornell Capital Partners is $30,000,000. The number of shares that Cornell Capital Partners will purchase after a demand will be determined by dividing the dollar amount demanded by a per share price. The per share price used will be 98% of the lowest daily volume-weighted average price during the five trading days that follow the date a demand is made by Headliners. Cornell Capital Partners is required by the Agreement to pay each amount demanded by Headliners, unless (a) there is no prospectus available for Cornell Capital Partners to use in reselling the shares, (b) the purchase would result in Cornell Capital Partners owning over 9.9% of Headliners outstanding shares, or (c) the representations made by Headliners in the Agreement prove to be untrue.

     The Standby Equity Distribution Agreement requires that we register the shares for resale by the Cornell Capital Partners. We will pay the registration and filing fees, printing expenses, listing fees, blue sky fees, if any, and fees and disbursements of our counsel in connection with this offering. Cornell Capital Partners will pay the fees and disbursements of its own counsel, as well as any underwriting discounts, selling commissions, and similar expenses relating to the sale of the shares. We have agreed to indemnify Cornell Capital Partners and some of its affiliates against certain liabilities, including liabilities under the Securities Act, in connection with this offering. In turn, Cornell Capital Partners has agreed to indemnify us and our directors and officers, as well as any person who controls us, against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors and officers, or persons that control us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     To date Headliners has sold a total of 13,815,556 shares to Cornell Capital Partners pursuant to the terms of the Equity Line of Credit Agreement, and received $1,065,000 for those shares. In addition, Cornell Capital Partners has made loans to Headliners, the remaining balance of which totals $3,625,000. The loans will be satisfied at a rate of $50,000 per week through August 2004, then at a rate of $250,000 per week, by Headliners issuing shares to Cornell Capital Partners under the terms of the Standby Equity Distribution Agreement. The number of shares that will be issued in this way will depend on the market price of our common stock from time to time.


Other Relationships with Headliners Entertainment Group

     Cornell Capital Partners, LP has not had any relationship with Headliners Entertainment Group or its subsidiaries or affiliates within the past three years, other than the relationships created by the Equity Line of Credit Agreement.

     The relationships of the other six selling shareholders with Headliners within the past three years follow:

     Eduardo Rodriguez and The Rodriguez Family Trust. Mr. Rodriguez has served as Chairman and Chief Executive Officer of Headliners since 1998.
Until 2003 Mr. Rodriguez was a manager of two limited liability companies that leased to subsidiaries of Headliners the properties on which its restaurant/club operations were located. The beneficiaries of The Rodriguez Family Trust are Mr. Rodriguez' spouse and children.

     Michael Margolies and The Margolies Family Trust. Mr. Margolies has served as a member of Headliners' Board of Directors since 2001 and as Vice Chairman since 2002. Until 2003 Mr. Margolies was a manager of two limited liability companies that leased to subsidiaries of Headliners the properties on which its restaurant/club operations were located. The beneficiaries of The Margolies Family Trust are Mr. Margolies' spouse and children.

     Brett Salter entered into a consulting agreement with Headliners in 2004. The agreement provides that Mr. Salter will provide management and financial consulting services for Headliners through the six year term of the agreement. In compensation for his services, Headliners has paid Mr. Salter $300,000 and issued 13,100,000 shares of its common stock to Mr. Salter.

     Gary Marks has served as a member of the Board of Directors of Headliners since 2000.

Plan of Distribution

     The selling shareholders may sell shares from time to time in public transactions, on or off the OTC Bulletin Board, or in private transactions, at prevailing market prices or at privately negotiated prices, including, but not limited to, one or more of the following types of transactions:

     * ordinary brokers' transactions;
     * transactions involving cross or block trades
     * purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
     * "at the market" to or through market makers or into an existing market for our common stock;
     * in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
     * through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise);
     * in privately negotiated transactions; or
     * to cover short sales.

     In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in the resales. The selling shareholders may enter into hedging transactions with broker-dealers, and in connection with those transactions, broker-dealers may engage in short sales of the shares. The selling shareholders may also sell shares short and deliver the shares to close out the short position. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery to the broker-dealers of the shares, which the broker-dealer may resell using this prospectus. The selling shareholders may also pledge the shares to a broker-dealer and, upon a default, the broker or dealer may effect sales of the pledged shares using this prospectus.

     Brokers, dealers or agents may receive compensation in the form of commissions, discounts, or concessions from selling shareholders in amounts to be negotiated in connection with the sale. The selling shareholders and any participating brokers or dealers will be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commission, discount or concession may be deemed to be underwriting compensation.

     Information as to whether underwriters whom the selling shareholders may select, or any broker-dealer, is acting as principal or agent for the selling shareholders, the compensation to be received by underwriters that the selling shareholders may select or by any broker or dealer acting as principal or agent for the selling shareholders, and the compensation to be paid to other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchases any of the shares from or through such broker or dealer.

     We have advised the selling shareholders that, during any time when they are engaged in a distribution of the shares, they are required to comply with Regulation M promulgated under the Securities Exchange Act. With certain exceptions, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our common stock.

     We will not receive any of the proceeds from the selling shareholders' sale of their common stock.

                              LEGAL MATTERS

     The validity of the common stock which the seven shareholders are selling by means of this prospectus has been passed upon by our counsel, Robert Brantl, Esq., 322 Fourth Street, Brooklyn, New York 11215.

                                 EXPERTS

     The financial statements included in this prospectus and in the registration statement have been audited by Rosenberg Rich Baker Berman & Company P.A., independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere in this prospectus and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                         ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits and schedules, under the Securities Act with respect to the shares to be sold in the offering. This prospectus does not contain all the information set forth in the registration statement. In particular, the statements in this prospectus regarding the contents of contracts, agreements or other documents are not necessarily complete. You can find further information about us in the registration statement and the exhibits and schedules attached to the registration statement. In addition, we file annual, quarterly and current reports, proxy statements and other information with the Commission, which may assist you in understanding our company.

     You may read and copy the registration statement or any reports, statements or other information that we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our Commission filings, including the registration statement, are also available to you on the Commission's Web site at http://WWW.SEC.GOV.

     We do not currently send annual reports to our shareholders, due to the expense involved. Until our resources permit, we do not expect to send annual reports unless we are soliciting proxies for an annual meeting of shareholders. You may, however, obtain a copy of our annual or our quarterly report to the Commission by writing to us at our executive offices.

                        INDEX TO FINANCIAL STATEMENTS

 I.  Audited Financial Statements for the Years December 31, 2003 and 2002

                                                      Pages

     Report of Independent Auditors                    F-1

     Balance Sheet                                     F-2

     Statements of Operations                          F-3

     Statements of Stockholders' Deficit               F-4

     Statements of Cash Flows                          F-5

     Notes to Financial Statements                     F-7


II. Unaudited Financial Statements for the Three Months Ended March 31, 2004 and 2003

     Balance Sheet                                    F-16

     Statements of Operations                         F-17

     Statements of Cash Flows                         F-18

     Notes to Financial Statements                    F-19




                      Independent Auditors' Report

                To the Stockholders and Board of Directors of Rascals International, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Rascals International, Inc. and Subsidiaries as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rascals International, Inc. and Subsidiaries as of December 31, 2003, and the consolidated results of their operations, stockholders' equity (deficit) and their cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming Rascals International, Inc. and Subsidiaries will continue as a going concern. As discussed in Note 1, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Rosenberg Rich Baker Berman & Company


Bridgewater, New Jersey
April 10, 2003



                 Rascals International, Inc. and Subsidiaries
                         Consolidated Balance Sheet
                             December 31, 2003




Assets

Current Assets
 Cash (Note 1)                        $        70
 Inventory (Notes 1)                        8,938
 Prepaid consulting (Note 3)            1,078,715
                                        ---------
 Total Current Assets                   1,087,723
                                        ---------

Property and equipment, net
 (Notes 1 and 4)                           47,237

Other Assets
 Liquor licenses, net of accumulated
  amortization of $99,273 (Note 1)        151,827
 Security deposits                          2,500
 Prepaid consulting, net of current
  portion (Note 3)                        651,134
                                        ---------
 Total Other Assets                       805,461
                                        ---------
 Total Assets                           1,940,421
                                        =========

Liabilities and Stockholders' Deficit

Current Liabilities
 Accounts payable and accrued expenses  2,056,982
 Due to officer (Note 8)                   15,143
 Notes payable (Note 5)                   317,000
 Deferred income (Notes 1 and 11)          31,782
                                        ---------
 Total Current Liabilities              2,420,908
                                        ---------
Commitments and Contingencies (Note 10)

Stockholders' Deficit
 Common stock, authorized 100,000,000
  shares, $.001 par value, 10,731,731
  shares issued and outstanding
  (Notes 1, 3 and 6)                       10,732
 Additional paid-in capital             9,248,360
 Accumulated deficit                   (9,739,578)
                                        ---------
 Total Stockholders' Deficit             (480,486)
                                        ---------
 Total Liabilities and Stockholders'
  Deficit                             $ 1,940,421
                                        =========



See notes to the consolidated financial statements.



               Rascals International, Inc. and Subsidiaries
                  Consolidated Statements of Operations



                                              Year Ended December 31,
                                                 2003         2002
                                              -----------------------


Net Sales                                    $ 2,352,800   $ 4,375,194

Costs and Expenses
 Cost of sales                                   981,096     1,535,084
 Restaurant operating expenses                   958,569     1,886,013
 Rent expense - related party (Note 8)           114,477       312,000
 Depreciation and amortization (Notes 1 and 4)    12,188        54,931
                                               ---------     ---------
 Total Costs and Expenses                      2,066,330     3,788,028
                                               ---------     ---------

Gross Profit                                     286,470       587,166
                                               ---------     ---------

General and Administrative expenses
 General and administrative expenses             997,233     1,779,663
 Stock based compensation (Note 3)             3,519,043       206,867
                                               ---------     ---------
 Total General and Administrative Expenses     4,516,276     1,986,530
                                               ---------     ---------

(Loss) From Operations                        (4,229,806)   (1,399,364)
                                               ---------     ---------
Other Income (Expense)
 Interest expense                               (167,057)      (30,372)
 Other income                                      8,043        12,887
 Loss on disposal of fixed assets                (82,361)            -
                                               ---------     ---------
 Total Other (Expense)                          (241,375)      (17,485)
                                               ---------     ---------

(Loss) Before Income Tax Provision            (4,471,181)   (1,416,849)
Provision for Income Taxes (Note 1 and 9)            436           240
                                               ---------     ---------
Net Loss                                     $(4,471,617)  $(1,417,089)
                                               =========     =========

Earnings (Loss) Per Share (Note 1)
Earnings (Loss) Per Common Share             $     (1.51)  $    (27.07)
                                                ========     =========

Earnings  Per Share - Assuming Dilution      $     (1.51)  $    (27.07)
                                                ========     =========
Weighted Average Number of Common Shares
 Outstanding                                   2,953,237        52,359
                                               =========     =========


See notes to the consolidated financial statements.



                 Rascals International, Inc. and Subsidiaries
          Consolidated Statements of Stockholders' Equity (Deficit)



                                                                   Total
                         Common Stock      Additional              Stockholders'
                      -------------------  Paid-in    Accumulated  Equity
                       Shares     Amount   Capital    (Deficit)    (Deficit)
                      ----------------------------------------------------------
Balance-
 December 31, 2001   15,827,422  $ 15,827  $2,439,293 $(3,850,872)  $(1,395,752)

Issuance of Common
 Stock                1,416,700     1,417     110,033           -       111,450

Stock Issued for Loan
 Extension              186,000       186      22,134           -        22,320

Stock Issued for
 Services            11,730,000    11,730     906,342           -       918,072

Stock issued for
 conversion of debt
 and accrued interest   833,334       833     166,667           -       167,500

Stock issued for
 officer compensation   400,000       400       5,200           -         5,600

Retroactive effect of
 500:1 reverse common
 stock split        (30,332,669)  (30,332)     30,332           -             -

Net Loss                      -         -           -  (1,417,089)   (1,417,089)
                     ----------------------------------------------------------
Balance -
 December 31, 2002       60,787  $     61  $3,680,001 $(5,267,961)  $(1,587,899)

Issuance of Common
 Stock                  120,000  $    120  $   59,880 $         -   $    60,000

Stock Issued for
 Services             3,279,444     3,279   2,964,501           -     2,967,780

Stock issued for
 conversion of debt
 and accrued interest 4,780,000     4,780     901,732           -       906,512

Stock issued for
 officer compensation 2,491,500     2,492   1,642,246           -     1,644,738

Net Loss                      -         -           -  (4,471,617)   (4,471,617)
                      ---------------------------------------------------------
Balance -
 December 31, 2003   10,731,731   $10,732  $9,248,360 $(9,739,578)  $  (480,486)
                      =========================================================


See notes to consolidated financial statements.



                 Rascals International, Inc. and Subsidiaries
                     Consolidated Statements of Cash Flows



                                                Year Ended December 31,
                                                 2003            2002
                                               -------------------------
Cash Flows From Operating Activities
 Net Loss                                      $(4,471,617)  $(1,417,089)
 Adjustments to Reconcile Net Loss to
  Net Cash Used by Operating Activities
  Depreciation and amortization                     18,466        62,109
  Stock issued for services                      2,539,939       278,292
  Amortization of deferred compensation            979,104       206,867
  Loss on sale of assets                            82,361             -
  Decreases (Increases) in Assets
   Deferred charges                                221,327      (221,327)
   Prepaid expenses                                 10,021        42,289
   Inventory                                        35,321         9,557
   Security deposits                                 7,843           743
  Increases (Decreases) in Liabilities
   Accounts payable and accrued expenses           445,659       317,021
   Deferred income and credits                      (4,842)      (33,661)
                                                 ---------     ---------
  Net Cash Used by Operating Activities           (136,418)     (755,199)
                                                 ---------     ---------

Cash Flows From Investing Activities
 Purchase of property and equipment                 (4,526)      (40,845)
                                                 ---------     ---------
  Net Cash Used by Investing Activities             (4,526)      (40,845)
                                                 ---------     ---------
Cash Flows From Financing Activities
 Repayment of notes payable                         (2,000)      (51,310)
 Repayment on officer loans                        (38,700)            -
 Proceeds from common stock issued                  60 000       111,450
 Proceeds from related party                        90,639       659,361
 Proceeds from officer                                   -        53,843
                                                 ---------     ---------
  Net Cash Provided by Financing Activities        109,939       773,344
                                                 ---------     ---------

Net (Decrease) in Cash and Equivalents             (31,005)      (22,700)

Cash and Equivalents at Beginning of Period         31,075        53,775
                                                 ---------     ---------
Cash and Equivalents at End of Period          $        70   $    31,075
                                                 =========     =========



See notes to consolidated financial statements.


                Rascals International, Inc. and Subsidiaries
                   Consolidated Statements of Cash Flows



SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the year for:
 Interest                                      $   15,357    $         -
 Income taxes                                  $      430    $       480



SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

During the year ended December 31, 2003, the Company converted a related party debt of $890,459 into common stock.

During the year ended December 31, 2003, the Company converted $16,053 of accrued expenses into common stock.

During the year ended December 31, 2003, the Company issued $2,434,705 for prepaid consulting services.

During the year ended December 31, 2002, the Company converted notes payable of $150,000 as well as accrued interest of $17,500 into common stock.




See notes to consolidated financial statements.


                  Rascals International, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (NOTE 1)

     Basis of Presentation and Business

     Rascals International, Inc. was organized as a Delaware corporation in 1992. It is currently engaged in the business of operating comedy clubs in the State of New Jersey. Each club is owned and operated by one of three subsidiaries of Rascals International, Inc.: Rascals Stage Door Grill, Inc., D.E.M., Inc. and Rascals Cherry Hill, Inc. The club operating under
D.E.M., Inc. was closed in 2003.

     These financial statements are presented on a consolidated basis and include the results of operations of the parent corporation, Rascals International, Inc., the three subsidiaries aforementioned, and Rascals Kendall, Inc., a 75%-owned subsidiary which owned and operated a now-closed club in Kendall, Florida.

     The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As reflected in the consolidated financial statements, the Company has incurred recurring net losses from operations, an accumulated deficit, and recurring negative cash flows from operations. These factors all raise substantial doubt about the ability of the Company to continue as a going concern.

     Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

     Cash and Cash Equivalents

     Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased. At December 31, 2003, the Company had no cash equivalents.

     Inventories

     Inventories consist of food, beverages and supplies. Inventories are stated at the lower of cost, determined by the first-in, first-out method, or market.

     Property and Equipment, Depreciation and Amortization

     Property and equipment is presented at cost. Depreciation is computed utilizing the straight-line method over the estimated useful lives of the assets: 5-15 years for Machinery and Equipment and Furniture and Fixtures. Amortization of leasehold improvements is computed utilizing the straight-line method over the lesser of the remaining lease term or the useful life of the leasehold.

     Liquor Licenses

     The liquor licenses are amortized over their useful lives of 40 years utilizing the straight-line method. Amortization expense was $6,278 for the years ended December 31, 2003 and 2002, respectively.

     Advertising

     The Company expenses advertising costs as incurred. Advertising costs for the years ended December 31, 2003 and 2002 were $53,739 and $82,277, respectively.

     Concentrations

     The Company maintains cash balances at financial institutions in New Jersey. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

     All cash balances were fully insured at December 31, 2003.


               Rascals International, Inc. and Subsidiaries
              Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Earnings (Loss) Per Share

     Earnings (Loss) per common share represents the amount of earnings
(loss) for the period available to each share of common stock outstanding during the reporting period. Diluted earnings (loss) per share reflects the amount of earnings (loss) for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as common shares that could result from the potential exercise or conversion of securities into common stock. The computation of diluted earnings (loss) per share does not assume conversion, exercise, or contingent issuance of securities that would have an antidilutive effect on earnings
(loss) per share.

     Potential future dilutive securities include 2,200 shares issuable under outstanding warrants as of December 31, 2003.

     Income Taxes

     The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using tax rates and laws expected to be in effect when the differences are expected to reverse. Valuation allowances are provided against deferred tax assets for which it is "more likely than not" the assets will not be realized.

     Revenue Recognition

     Revenue from restaurants are recognized when services are provided. Revenues from the comedy clubs are recognized when the show is performed. The Company is paid by cash or credit card when services are provided, therefore, there are no accounts receivable or allowance for doubtful accounts at the date of these financial statements.

DEFERRED CHARGE (NOTE 2)

     In August 2002, the Company entered into an agreement for their location in Cherry Hill, New Jersey. As part of the agreement the Company was responsible for renovating the existing club. The agreement calls for the owners of the club to reimburse the Company, for their "investment cost" at 10% of monthly beverage revenues generated in the showroom during scheduled shows. The agreement is for five years. This deferred charge is being amortized over the five year period and will be decreased by reimbursement. The collections are being held by the hotel, as Company never fully paid the contractors for the renovation. In 2003, the entire deferred charge was reserved to $0.

PREPAID CONSULTING (NOTE 3)

     Prepaid consulting expenses are recorded in connection with common stock issued to consultants for services that extend into the future and are amortized over the period of the agreement, ranging from one to four years.



                Rascals International, Inc. and Subsidiaries
               Notes to the Consolidated Financial Statements


PROPERTY AND EQUIPMENT (NOTE 4)

     A summary of property and equipment is as follows:


             Machinery and Equipment        $   98,539
             Leasehold Improvements             60,278
             Furniture and Fixtures             78,662
                                               -------
             Total                             237,479

             Less:  Accumulated Depreciation   190,242
                                               -------
                                            $   47,237
                                               =======

     Depreciation expense was $12,188 and $54,931 for the years ended December 31, 2003 and 2002, respectively.

NOTES PAYABLE (NOTE 5)

 Note payable, at 16% interest per annum, secured by
 liquor licence on the West Orange, NJ club.  The
 Note is in litigation. Subsequent to December 31,
 2003, the liquor license on the West Orange, NJ Club
 was sold for $68,000.  These proceeds were used to
 reduce this note.                                          $ 119,000

 Note payable, at 18% interest.  This note is currently
 in default. In December of 2003, the Company and the
 creditor reached an agreement, whereby, the Company
 issued 1,000,000 common shares to  the creditor.  Any
 proceeds the creditor receives from the sale of the
 shares will be applied against the debt.  As of December
 31, 2003 the creditor did not sell any of these shares.      198,000
                                                             --------
                 Total                                        317,000

                 Less: current maturities                     317,000
                                                             --------
                 Notes Payable, net of Current Maturities    $      -
                                                             ========
EQUITY LINE OF CREDIT (NOTE 6)

     On October 8, 2003 the Company signed an Equity Line of Credit Agreement with Cornell Capital Partners, LP. The Equity Line of Credit Agreement provides that during the two years commencing January 8, 2004 the Company may demand that Cornell Capital Partners purchase shares of common stock from the Company. The Company may make a demand no more than once every seven trading days. The maximum purchase price on each demand is $150,000. The aggregate maximum that the Company may demand from Cornell Capital Partners is $10,000,000. The number of shares that Cornell Capital Partners will purchase after a demand will be determined by dividing the dollar amount demanded by a per share price. The per share price used will be 98% of the lowest daily volume-weighted average price during the five trading days that follow the date a demand is made by the Company. Cornell Capital Partners is required by the Agreement to pay each amount demanded by the Company, unless (a) there is no prospectus available for Cornell Capital Partners to use in reselling the shares, (b) the purchase would result in Cornell Capital Partners owning over 9.9% of Rascals outstanding shares, or (c) the representations made by the Company in the Agreement prove to be untrue.


             Rascals International, Inc. and Subsidiaries
              Notes to the Consolidated Financial Statements


CONVERSION OF DUE TO RELATED PARTIES (NOTE 7)

     During the year ended December 31, 2003, payable due to related parties in the amount of $890,459 were converted into 2,280,000 shares of the Company's common stock.

TRANSACTIONS WITH RELATED PARTIES (NOTE 8)

     Facilities Rental

     The companies lease their facilities from two entities owned by the families of the Company's executive officers. Total rent expense to the entities during the years ended December 31, 2003 and 2002 was $114,477 and $312,000, respectively.

     Due to Officer

     The Company has an amount due to officer for $15,643. The note is non-interest bearing and has no repayment terms.

INCOME TAXES (NOTE 9)

     Provision for income taxes consist of the following:

                                             December 31,
                                           2003       2002
                                         -------------------

     Currently Payable
      Federal                            $     -      $     -
      State                                  436          240
                                            ----         ----
      Total                              $   436      $   240
                                            ====         ====

     The components of the Company's deferred tax asset is as follows:


      Federal and State Net Operating Losses   $ 5,072,000
      Deferred Items                                34,000
                                                 ---------
      Totals                                     5,106,000

      Less:  Valuation Allowance                (5,106,000)
                                                 ---------
      Net Deferred Tax Asset                   $         -
                                                 =========

     The Company has net operating loss carryforwards for federal income tax purposes of approximately $12,664,000 of which approximately $2,100,000 expires in 2009, $300,000 in 2010, $700,000 in 2011, $300,000 in 2012, $1,000,000 in
2018, $1,200,000 in 2019, $1,580,000 in 2020 $354,000 in 2021 $1,224,000 in
2022 and $3,906,000 in 2023. Certain of the net operating losses arose prior to various subsidiaries joining the consolidated group and are therefore limited in there usage only against profits of that particular subsidiary.
In addition, a change in ownership has occurred with respect to approximately $4,000,000 of the net operating losses and their usage will be severely restricted under the net operating loss limitations provided in section 383 of the Internal Revenue Code.



                Rascals International, Inc. and Subsidiaries
                Notes to the Consolidated Financial Statements

INCOME TAXES (NOTE 9), Continued

     Due to the uncertainty of profitable operations, and the restrictions and limitations on the usage of the Company's net operating losses, a valuation allowance for the full amount of the deferred tax asset has been recorded.
At December 31, 2003, the valuation allowance increased $1,500,000 over the preceding period.

     A reconciliation of the federal statutory tax amount to the Company's actual tax amount for the year ended December 31, 2003 and 2002 is as follows:


                                                  December 31,
                                                2003        2002
                                              --------------------

     Statutory (Benefit)                     $ 1,500,000  $ 457,000
     Loss for Which No Benefit was Received   (1,470,000)  (433,000)
     Non Deductible Expenses                     (30,000)   (24,000)
     Effective Rate                          $         -  $       -


COMMITMENTS (NOTE 10)

     Leases

     The Company entered into a lease in October 2002 for office space in New Jersey under an operating lease through December 31, 2005. This lease was terminated in 2003, and the Company is currently in negotiations with the former landlord.

     Total non-related party rent expense was $32,867 and $3,941 for the years ended December 31, 2003 and 2002, respectively.

     Financial Consulting Agreements

     In 1999, the Company entered into a five year agreement with a consultant to act as a finder for equity and/or debt financing on the Company's behalf. Terms of the agreement provide the consultant with the following fee schedule:

        5% of the first $1,000,000
        4% of the consideration between $1,000,001 and $2,000,000
        3% of the consideration between $2,000,001 and $3,000,000
        2% of the consideration between $3,000,001 and $4,000,000
        1% of such consideration in excess of $4,000,000

     In addition, the Company issued 100 warrants to purchase the Company's common stock at $1,000 per share and 100 warrants to purchase the Company's common stock at $750 per share for a total fair value of $77,954. The warrants are issued for a 5 year period and vest immediately. The Company recorded amortization of $19,491 and $15,590 in the statement of operations for the years ended December 31, 2003 and 2002, respectively.



               Rascals International, Inc. and Subsidiaries
               Notes to the Consolidated Financial Statements


DEFERRED INCOME AND CREDITS (NOTE 11)

     The Company sells comedy tickets in advance for certain performances as well as gift certificates. The deferred income recorded by the Company for prepaid tickets and gift certificates was $31,782 at December 31, 2003.

FAIR VALUE OF FINANCIAL INSTRUMENTS (NOTE 12)

     The carrying amount of cash, inventory, prepaid expenses, accounts payable and deferred income and credits approximates fair value because of the short maturity of these instruments. The fair value of the Company's capital lease obligations approximates its carrying value and is based on the current rates offered to the Company for debt of the same remaining maturities with similar collateral requirements.

LIMITATIONS (NOTE 13)

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial statement. These estimates are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

OPTIONS AND WARRANTS (NOTE 14)

     Effective December 21, 2001, the Company adopted the 2001 Stock and
Stock Option Plan. During 2002 the Company adopted the 2002 Stock and Stock Option Plan and the 2002 Equity Incentive Plan. The terms of the Plans are substantially identical. Under the Plans the Board of Directors is authorized to grant up to 28,000 shares of common stock to employees, directors or consultants. The grants could be made in the form of outright grants of stock, grants of restricted stock, grants of qualified or non-qualified options or grants of performance shares. Through December 31, 2002 a total of 21,620 shares had been granted under the Plans, all in the form of stock grants. No options have been granted under the Plans.

     A summary of the status of the Company's warrants as of December 31, 2003 and changes during the year then ended is presented below:

                                                         Weighted
                                                         Average
                                                         Exercise
                                             Shares      Price
                                           ------------------------

Outstanding at beginning of year              2,200     $     193
Granted                                           -             -
Exercised                                         -             -
Expired                                           -             -
                                             ------        ------
Outstanding at end of year                    2,200     $     193
                                             ======        ======



               Rascals International, Inc. and Subsidiaries
              Notes to the Consolidated Financial Statements

RESTRICTED STOCK GRANT (NOTE 15)

      On August 5, 2003, Rascals' Board of Directors adopted a Restricted Stock Grant Program (the "Program") pursuant to which 2,000,000 shares of Common Stock were reserved, in August 2003 the restricted shares were issued.

      The shares issued under the Program are subject to the following restrictions:

      1. After 2003 and each of the following four fiscal years (2004 through 2007) one-fifth of the shares granted (the "At-Risk Shares") will be forfeited if Rascals' revenue during the year does not exceed the following thresholds:

                2003 - $ 1,000,000
                2004 - $ 1,500,000
                2005 - $ 2,000,000
                2006 - $ 2,500,000
                2007 - $ 3,000,000

      2. All shares held by a Grantee shall be forfeited if his employment by Rascals and his membership on the Board terminates prior to the date the restrictions lapse.

     On March 18, 2002, Rascals' Board of Directors adopted a Restricted Stock Grant Program (the "Program") pursuant to which 17,500 shares of Common Stock were reserved. In April 2002 the restricted shares were issued. In September 2002 17,000 of the restricted shares granted in April 2002 were surrendered and returned to Rascals.

     The shares issued under the Program are subject to the following restrictions:

     1. After 2002 and each of the following four fiscal years (2003 through 2006) one-fifth of the shares granted (the "At-Risk Shares") will be forfeited if Rascals' revenue during the year does not exceed the following thresholds:

        2002 - $ 3,500,000
        2003 - $ 4,500,000
        2004 - $ 5,500,000
        2005 - $ 6,500,000
        2006 - $ 7,500,000

     2. All shares held by a Grantee shall be forfeited if his employment by Rascals and his membership on the Board terminates prior to the date the restrictions lapse.


NEW ACCOUNTING PRONOUNCEMENTS (NOTE 16)

     Standards Implemented

     In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and
Technical Corrections. This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that statement, SFAS No. 44, Accounting for Intangible Assets of Motor Carriers, and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. This statement amends SFAS No. 13, Accounting for Leases, to eliminate inconsistencies between the required accounting for sales-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions. Also, this statement amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Provisions of SFAS No. 145 related to the rescissions of SFAS No. 4 were effective for the Company on November 1, 2002 and provisions affecting SFAS No. 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 did not have a significant impact on the Company's results of operations or financial position.

     In June 2003, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement covers restructuring type activities beginning with plans initiated after December
31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with provisions of SFAS No. 146.
The adoption of SFAS No. 146 did not have a significant impact on the Company's results of operations or financial position.

     In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, which provides alternative methods of transition for a voluntary change to fair value based method of accounting for stock-based employee compensation as prescribed in SFAS 123, Accounting for Stock-Based Compensation. Additionally, SFAS No. 148 required more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The provisions of this Statement are effective for fiscal years ending after December 15, 2002. The adoption of this statement did not have a significant impact on the Company's results of operations of financial position.


                 Rascals International, Inc. and Subsidiaries
                Notes to the Consolidated Financial Statements


NEW ACCOUNTING PRONOUNCEMENTS (NOTE 16), Continued

     In April 2003, the FASB issued SFAS Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

     In May 2003, the FASB issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement is did not have a significant impact on the Company's results of operations or financial position.

     In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on the Company's results of operations or financial position.

     In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company' results of operations or financial position.

SUBSEQUENT EVENTS (NOTE 17)

     In January 2004, the Company entered into an informal arrangement with the owners of a chain of dance clubs ("the owners"), whereby the Company is contributing funds to a joint venture, which is using the funds to develop "mega-entertainment complexes", each consisting of a Rascals Comedy Club and a dance club. Subsequent to December 31, 2003, the Company has contributed $850,000 to the project. The informal agreement with the owners calls for our "mega-entertainment complexes" to be built. The
Company will own one-third of the equity in these complexes if it contributes at least $2.9 million to the project.

      Subsequent to December 31, 2003, the Company has sold a total of 7,955,121 shares to Cornell Capital Partners pursuant to the terms of the Equity Line of Credit Agreement, and received $650,000 for those shares. In addition, Cornell Capital Partners has made loans to the Company, the remaining balance of which totals $825,000. The loans will be satisfied at a rate of $50,000 per week by the Company issuing shares to Cornell Capital Partners under the terms of the Equity Line of Credit Agreement. The number of shares that will be issued in this way will depend on the market price of the Company's common stock from time to time.

     From the funds provided by Cornell Capital Partners, Rascals has advanced $825,000 to JHF Properties to fund the development of the four "mega-entertainment complexes" that the Company is developing jointly with JHF Properties.




                Rascals International, Inc. and Subsidiaries
                    Condensed Consolidated Balance Sheet
                              March 31, 2004


      Assets

Current Assets
 Inventory                                 $      8,938
 Prepaid consulting                             985,604
                                             ----------
 Total Current Assets                           994,542
                                             ----------

Property and equipment, net                      44,465

Other Assets
 Construction in progress                       544,547
 Deposit on acquisition                         725,000
 Liquor license, net of accumulated
  amortization of $24,592                        26,508
 Security deposits                                2,500
 Prepaid consulting, net of current portion     423,137
                                             ----------
 Total Other Assets                           1,721,692
                                             ----------
 Total Assets                                 2,760,699
                                             ==========

     Liabilities and Stockholders' Equity

Current Liabilities
 Accounts payable and accrued expenses        2,091,409
 Equity line of credit                          850,000
 Due to Rascals Montclair                       167,297
 Notes payable                                  392,000
 Deferred income                                 13,312
                                             ----------
 Total Current Liabilities                    3,514,018
                                             ----------
 Total Liabilities                            3,514,018
                                             ----------
Stockholders' Equity
 Common stock, authorized 100,000,000 shares,
  $.001 par value, 15,179,838 shares issued
  and outstanding                                15,180
 Additional paid-in capital                   9,718,913
 Accumulated deficit                        (10,487,412)
                                             ----------
 Total Stockholders' Equity                    (753,319)
                                             ----------
 Total Liabilities and Stockholders'
  Equity                                   $  2,760,699
                                             ==========



See notes to the condensed consolidated financial statements.

              Rascals International, Inc. and Subsidiaries
             Condensed Consolidated Statements of Operations




                                                 Three Months Ended
                                                      March 31,
                                                2004            2003
                                             (Unaudited)     (Unaudited)
                                            -----------------------------
Net Sales                                   $    238,551    $  1,118,226

Costs and Expenses
 Cost of sales                                    95,851         511,468
 Restaurant operating expenses                    39,962         382,255
 Rent expense                                     21,726          38,825
 Depreciation and amortization                     3,091          10,606
                                               ---------       ---------
Total Costs and Expenses                         160,630         943,154

Gross Profit                                      77,921         175,072

General and Administrative expenses
 General and administrative expenses             504,647         300,171
 Stock based compensation                              -          57,917
 Stock issued for consulting services            321,108           5,459
                                               ---------       ---------
Total General and Administrative Expenses        825,755         363,547

Net Loss                                     $  (747,834)    $  (188,475)
                                               =========       =========
Earnings per share
 Earnings (Loss) Per Common Share            $     (0.06)    $     (2.60)
                                               =========       =========
 Earnings (Loss) Per Share-Assuming Dilution $     (0.06)    $     (2.60)
                                               =========       =========
Weighted Average Number of Common
 Shares Outstanding                           11,720,862          72,408
                                              ==========       =========






See notes to the condensed consolidated financial statements.

              Rascals International, Inc. and Subsidiaries
            Condensed Consolidated Statements of Cash Flows


                                                   Three Months Ended
                                                        March 31,
                                                  2004            2003
                                              ---------------------------
Cash Flows From Operating Activities          $ (190,523)    $  (34,366)

Cash Flows From Investing Activities
 Deposit on acquisition                         (725,000)             -
 Construction in progress                       (544,547)             -
 Proceeds from sale of liquor license             60,000              -
                                               ---------       --------
 Net Cash (Used) in Investing Activities      (1,209,547)             -
                                               ---------       --------
Cash Flows From Financing Activities
 Borrowings on line of credit                    850,000              -
 Issuance of common stock                        475,000              -
 Proceeds from notes payable                      75,000         31,378
                                               ---------       --------
 Net Cash Provided by Financing Activities     1,400,000         31,378
                                               ---------       --------

 Net Decrease in Cash and Equivalents                (70)        (2,988)

 Cash and Equivalents at Beginning of Period          70         31,075
                                               ---------       --------
 Cash and Equivalents at End of Period        $        -     $   28,087
                                               =========       ========





See notes to the condensed consolidated financial statements.

               Rascals International, Inc. and Subsidiaries
         Notes to the Condensed Consolidated Financial Statements
              For the Three Month Period Ended March 31, 2004
                               (Unaudited)


1.   BASIS OF PRESENTATION

The accompanying unaudited condensed financial statement have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. The unaudited condensed financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the year ended December 31, 2003.

2.   EQUITY LINE OF CREDIT

During the quarter ended March 31, 2004, the Company borrowed an aggregate of $1,325,000 against the equity line of credit. Pursuant to the terms of the agreement, the Company repaid $475,000 of the equity line of credit by the issuance of 4,448,107 shares of the Company's common stock. As of March 31, 2004, the outstanding balance on the line of credit was $850,000. Subsequent to March 31, 2004, the Company received an additional $175,000 advance on the equity line of credit.

3.   CONSTRUCTION IN PROGRESS

During the quarter ended March 31, 2004, Rascals Montclair, a company owned by a board member and the Company's CEO, financed construction costs aggregating $544,547 for a new Rascals Comedy Club located in Montclair, New Jersey. Through March 31, 2004, the Company repaid Rascals Montclair an aggregate $377,250. The balance due Rascals Montclair at March 31, 2004 of $167,297 is due on demand and bears no interest rate.

4.   DEPOSIT ON ACQUISITION

In January 2004, the Company entered into an informal arrangement with the owners of a chain of dance clubs (the "owners"), whereby the Company is contributing funds to a joint venture, which is using the funds to develop "mega-entertainment complexes", each consisting of a Rascals Comedy Club and a dance club. Through March 31, 2004, the Company has contributed $725,000 to the project. The informal agreement with the owners calls for four "mega-entertainment complexes" to be built. The Company will own one-third of the equity in these complexes if it contributes at least $2.9 million to the project. Subsequent to the quarter ended March 31, 2004, the Company contributed an additional $125,000 to the project.

5.   SUBSEQUENT EVENT

Subsequent to the quarter ended March 31, 2004, the Company ceased operations at the Rascals Comedy Club in Ocean, New Jersey. In connection therewith, the Company sold its liquor license with respect to the Ocean, New Jersey club for $285,000, $85,000 in cash and $200,000 in settlement of a debt to a note holder of the Company.


          Part II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

     Headliners' By-laws provide that Headliners will indemnify our directors and officers against liabilities arising from their service as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Headliners pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Headliners of expenses incurred or paid by a Director, officer or controlling person of Headliners in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, Headliners will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Our certificate of incorporation also provides that our directors will not be personally liable to us for monetary damages for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors.

Item 25.  Other Expenses of Issuance and Distributions

     The following are the expenses that Headliners expects to incur in connection with the registration and distribution of the shares being registered. All of these expenses (other than the filing fee) are estimated, and will not be certain until after the registration statement is declared effective. Headliners will pay all of these expenses; the selling shareholders will pay none of them.

      Filing Fee....................... $  7,091
      Accounting fees..................    2,000
      Transfer Agent ..................      500
      Legal fees.......................    7,000
      Printing expenses................      300
                                          ------
      TOTAL ...........................  $16,891
                                          ======

Item 26.  Recent Sales of Unregistered Securities.

      In June 2001 Headliners issued 3,000 shares of common stock to Mark Magnusson. The securities were issued in consideration for cancellation of a contract valued at $1,500. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and who was acquiring the shares for his own account. There were no underwriters.

      In June 2001 Headliners issued 100 shares of common stock to Andrew Freundlich. The securities were issued in consideration for a loan extension valued at $10,000. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and who was acquiring the shares for his own account. There were no underwriters.

      In January 2002 Headliners issued 3,000 shares of common stock to Michael Margolies. The securities were issued in consideration for services valued at the market price of the shares on the date of issuance. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and who was acquiring the shares for his own account. There were no underwriters.

      In January 2002 Headliners issued 1,000 shares of common stock to The
Siriani-Jersey Trust.    The securities were issued in consideration for
satisfaction of a $50,000 promissory note and $25,000 in cash. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

      In March 2002 Headliners issued 1,000 shares of common stock and
common stock purchase warrants to Sage Capital Investments Limited.   The
securities were issued in consideration for satisfaction of a $100,000 debenture. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

      In April 2002 Headliners issued a total of 17,500 shares of common stock to Messrs. Eduardo Rodriguez, Michael Margolies and Gary Marks. The securities were issued in consideration for services valued at the market price of the shares on the date of issuance. The sale was exempt pursuant to
Section 4(2) of the Act since the sale was not made in a public offering and was made to individuals who had access to detailed information about Headliners and who were acquiring the shares for their own accounts. There were no underwriters.

      In October 2002 Headliners issued 2,000 shares of common stock to Andrew Freundlich. The securities were issued in consideration for a loan extension. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and who was acquiring the shares for his own account. There were no underwriters.

      In January 2003 Headliners issued 1,213 shares of common stock to Michael Margolies. The securities were issued in consideration for services valued at the market price on the date the shares were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and who was acquiring the shares for his own account. There were no underwriters.

      In January 2003 Headliners issued 30,000 shares of common stock to Marod Holdings LLC and Rodmar Holdings, LLC. The securities were issued in consideration for a loan. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose executives had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

      In May 2003 Headliners issued 1,000,000 shares of common stock to Rodmar Holdings LLC. The securities were issued in consideration for satisfaction of $500,000 due on a promissory note. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

      In June 2003 Headliners issued 275,000 shares of common stock to iCapital Finance Inc. and Basic Investors Inc. The securities were issued in consideration for services valued at the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose executives had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

      In June 2003 Headliners issued 7,500 shares of common stock to National Financial Comm. Corp. The securities were issued in satisfaction of a $10,000 obligation. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

      In October 2003 Headliners issued 120,000 shares of common stock to Live Oak Capital LLC. The securities were issued in consideration for services valued at the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

      In December 2003 Headliners issued 1,000,000 shares of common stock to Stanley Chason. The securities were issued in partial satisfaction of a $265,000 obligation. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and was acquiring the shares for his own account. There were no underwriters.

      In December 2003 Headliners issued a total of 1,500,000 shares of common stock to Mark Magnusson and Drew Magnusson. The securities were issued in satisfaction of an obligation of approximately $155,000. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to individuals who had access to detailed information about Headliners and were acquiring the shares for their own accounts. There were no underwriters.

      In December 2003 Headliners issued a total of 1,250,000 shares of common stock to Rodmar Holdings LLC and Marod Holdings LLC. The securities were issued in satisfaction of an obligation of approximately $300,000. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose executives had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

      From January 2004 through May 2004 Headliners sold a total of 13,815,556 shares of common stock to Cornell Capital Partners, LP. The shares were sold for $1,065,000 cash. The sales were exempt pursuant to Section 4(2) of the Act since the sales were not made in a public offering and were made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

      In May 2004 Headliners sold 2,542,373 shares of common stock to Jeff
D. Halverson. The shares were sold for $50,000 cash. The sale was exempt pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and who was acquiring the shares for his own accounts. There were no underwriters.

Item 27.  Exhibits and Financial Statement Schedules

       Exhibits

3-a    Articles of Incorporation, as amended on May 6, 1993 and August 9,
       1999. (1)


3-a(1) Certificate of Amendment to Articles of Incorporation dated March 17,
       2003 - filed as an exhibit to the Quarterly Report on Form 10-QSB for the period ended March 31, 2003 and incorporated herein by reference.

3-1(2) Certificate of Amendment to Articles of Incorporation dated May 24,
       2004 - filed as an exhibit to the Current Report on Form 8-K dated June 1, 2004 and incorporated herein by reference.

3-b    By-laws. (1)

5      Opinion of Robert Brantl, Esq.

10-a Affiliation Agreement dated December 31, 2001 among Headliners Entertainment Group, Inc., Edward Rodriguez and Michael Margolies. (2)

10-b   Employment Agreement - Michael Margolies dated January 1, 2002. (2)

10-c   Employment Agreement - Eduardo Rodriguez dated January 1, 2002. (2)

10-d Common Stock Purchase Warrant dated May 21, 2004 issued to The Rodriguez Family Trust

10-e Common Stock Purchase Warrant dated May 21, 2004 issued to The Margolies Family Trust

10-f Standby Equity Distribution Agreement with Cornell Capital Partners dated June 2, 2004.

21     Subsidiaries -   Rascals Comedy Club Stage Door Grill, Inc.
                        D.E.M. Amusements, Inc.
                        Rascals Cherry Hill, Inc.

23-a.  Consent of Rosenberg Rich Baker Berman & Company, P.A.

23-b   Consent of Robert Brantl, Esq. is contained in his opinion.
_____________________________

(1) Filed as an exhibit to the Company's Registration Statement on Form 10-KSB and incorporated herein by reference.
(2) Filed as an exhibit to the Company's Current Report on Form 8-K dated December 31, 2001 and incorporated herein by reference.

Item 28.  Undertakings

       See Item 24 for the undertaking regarding the indemnification of officers, directors and controlling persons.

       The Company hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement to:

           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) Include any additional or changed material information on the plan of distribution.

       (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

       (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                 SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Headliners Entertainment Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the Town of Montclair and the State of New Jersey on the 2nd day of June, 2004.

                       Headliners Entertainment Group, Inc.


                       By: /s/Eduardo Rodriguez
                           ---------------------------
                           Eduardo Rodriguez, Chairman



          In accordance with to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities stated on June 2, 2004.



/s/Eduardo Rodriguez       President (Chief Executive Officer, Chief Financial
---------------------      Officer, Chief Accounting Officer), Director
Eduardo
Rodriguez                   Officer, Chief Accounting Officer), Director




                           Director
---------------------
Gary Marks



/s/Michael Margolies       Director
---------------------
Michael Margolies


                               INDEX TO EXHIBITS

3-a    Articles of Incorporation, as amended on May 6, 1993 and August 9,
       1999. (1)

3-a(1) Certificate of Amendment to Articles of Incorporation dated March 17,
       2003 - filed as an exhibit to the Quarterly Report on Form 10-QSB for the period ended March 31, 2003 and incorporated herein by reference.

3-1(2) Certificate of Amendment to Articles of Incorporation dated May 24,
       2004 - filed as an exhibit to the Current Report on Form 8-K dated June 1, 2004 and incorporated herein by reference.

3-b    By-laws. (1)

5      Opinion of Robert Brantl, Esq.

10-a Affiliation Agreement dated December 31, 2001 among Headliners Entertainment Group, Inc., Edward Rodriguez and Michael Margolies. (2)

10-b   Employment Agreement - Michael Margolies dated January 1, 2002. (2)

10-c   Employment Agreement - Eduardo Rodriguez dated January 1, 2002. (2)

10-d Common Stock Purchase Warrant dated May 21, 2004 issued to The Rodriguez Family Trust

10-e Common Stock Purchase Warrant dated May 21, 2004 issued to The Margolies Family Trust

10-f Standby Equity Distribution Agreement with Cornell Capital Partners dated June 2, 2004.

21     Subsidiaries -   Rascals Comedy Club Stage Door Grill, Inc.
                        D.E.M. Amusements, Inc.
                        Rascals Cherry Hill, Inc.

23-a.  Consent of Rosenberg Rich Baker Berman & Company, P.A.

23-b   Consent of Robert Brantl, Esq. is contained in his opinion.
_____________________________

(1) Filed as an exhibit to the Company's Registration Statement on Form 10-KSB and incorporated herein by reference.
(2) Filed as an exhibit to the Company's Current Report on Form 8-K dated December 31, 2001 and incorporated herein by reference.


                    *    *    *     *    *    *    *



                      *       *       *       *       *

                                                        EXHIBIT 5-a

                             ROBERT BRANTL, ESQ.
                             322 Fourth Street
                             Brooklyn, NY 11215
                               718-768-6045

June 2, 2004

Headliners Entertainment Group, Inc.
501 Bloomfield Avenue
Montclair, NJ 07042

Gentlemen:

I am submitting this letter to be filed as an exhibit to the Registration Statement on Form SB-2 which Headliners Entertainment Group, Inc. proposes to file with the Securities and Exchange Commission registering 373,100,000 shares of common stock for resale by the selling shareholders.

I am of the opinion that all corporate proceedings have been taken so that the additional shares, if and when sold by the selling shareholders, will be legally issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

Yours,

/s/ Robert Brantl
-----------------
    Robert Brantl

                       *       *       *       *       *

                                                            EXHIBIT 10-d

                                 May 21, 2004

                          RASCALS INTERNATIONAL, INC.
                         COMMON STOCK PURCHASE WARRANT
	THIS CERTIFIES THAT, for value received, The Rodriguez Family Trust or registered permitted assigns (the "Holder") is hereby granted the right to purchase, during the two years commencing on the date of filing of the Company's Certificate of Amendment which will increase its authorized common stock to 500,000,000 shares (the "Exercise Period"), up to ninety million (90,000,000) fully paid and non-assessable shares (the "Shares") of the common stock, $.001 par value, ("Common Stock") of Rascals International,
Inc. (the "Company").   The purchase price for the Shares will be Nine Cents
($.09) per Share.

	1. Exercise of Warrant.

         A. The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock) during the Exercise Period as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

	B. This Warrant may be exercised by surrender of the Warrant with the annexed Exercise Form duly completed and executed together with the full Exercise Price (as hereinafter defined) in cash or by check for the number of shares of Common Stock as to which this Warrant is exercised, at the Company's principal executive offices.

	C. Upon the exercise of this Warrant, the Holder hereof shall be entitled to receive a certificate or certificates for the number of shares of Common Stock purchased upon such exercise and a new Warrant or Warrants representing any unexercised portion of this Warrant. Each person in whose name any certificates for Common Stock are issued shall, for all purposes, be deemed to have become the holder of record of such Common Stock at the close of business on the date of exercise of this Warrant, irrespective of the date of delivery of such certificate, except that if the transfer books of the Company are closed on such date, such person shall be deemed to have become the holder of record of such Common Stock at the close of business on the next succeeding date on which the transfer books are open. Nothing in this Warrant shall be construed as conferring upon the holder hereof any rights as a shareholder of the Company.

	2.  Anti-Dilution Provisions.

	A. Stock Splits, Etc. If there is any stock dividend, stock split, or combination of shares of Common Stock of the Company, the number and amount of shares then subject to this Warrant shall be proportionately and appropriately adjusted. No change shall be made in the aggregate purchase price to be paid for all shares subject to this Warrant, but the aggregate purchase price shall be allocated among all shares subject to this Warrant after giving effect to the adjustment.

	B. Capital Events. If there is any other change in the Common Stock of the Company, including recapitalization, reorganization, sale or exchange of assets, exchange of shares, offering of subscription rights, or a merger or consolidation in which the Company is the surviving corporation, an adjustment, if any, shall be made in the shares then subject to this Warrant as the Board of Directors may deem equitable. Failure of the Board of Directors to provide for an adjustment pursuant to this subparagraph prior to the effective date of any Company action referred to herein shall be conclusive evidence that no adjustment is required in consequence of such action.

	3.  Piggy-Back Registration Rights.   If during the Exercise Period the
Company proposes to file with the Securities and Exchange Commission a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its securities (other than a Registration Statement on Form S-4 or Form S-8 (or their equivalents at such time) relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall promptly send to each Holder written notice of the Company's intention to file a Registration Statement and of such Holder's rights under this
Section 3, and, if within twenty (20) days after receipt of such notice, such Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of the Common Stock which the Holder has purchased or may purchase on exercise of this Warrant (the "Registrable Securities").

	4.  Notices to Warrant Holders.

	Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matters or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrant and prior to its exercise, any of the following events shall occur:

	(a) The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution; or

	(b) The Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or option to subscribe therefor; or

	(c) A merger or consolidation of the Company in which the Company is not the surviving Company or the adoption of a plan of liquidation or a sale of all or substantially all of its assets shall be proposed;

then, in any one or more of said events, the Company shall give written notice to all holders of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or options, or any proposed dissolution, liquidation, winding up or sale.


        WITNESS the signature of the duly authorized Chief Executive Officer of the Company.

                                             RASCALS INTERNATIONAL, INC.


                                             By____________________________
                                                Eduardo Rodriguez
                                                Chief Executive Officer





                                EXERCISE FORM

                  (To be Executed by the Registered Holder
                     in order to Exercise the Warrant)

	The undersigned hereby irrevocably elects to exercise the right to purchase ____________ shares of Common Stock covered by this Warrant according to the conditions hereof. The undersigned herewith makes payment of the Purchase Price of such shares in full.

	The undersigned further agrees that, unless a registration statement including the shares shall be on file with the Securities and Exchange Commission and be effective, the shares of Common Stock covered by this Warrant, upon exercise hereof, shall be subject to and bear the following legend, and does hereby make the representation set forth in such legend:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). These shares have been acquired for investment and not with a view to distribution or resale, and may not be offered, sold, pledged, transferred or otherwise disposed of, except pursuant to (i) an effective registration statement under the Act, or (ii) an opinion of counsel, if such opinion shall be reasonably satisfactory to the Company, that registration is not required under the Act."

                                          ______________________________
                                          Signature
Dated:________________________
                                          _____________________________
                                          Address

                       *       *       *       *       *



				EXHIBIT 10-e

                                May 21, 2004

                        RASCALS INTERNATIONAL, INC.
                        COMMON STOCK PURCHASE WARRANT
	THIS CERTIFIES THAT, for value received, The Margolies Family Trust or registered permitted assigns (the "Holder") is hereby granted the right to purchase, during the two years commencing on the date of filing of the Company's Certificate of Amendment which will increase its authorized common stock to 500,000,000 shares (the "Exercise Period"), up to seventy-five million (75,000,000) fully paid and non-assessable shares (the "Shares") of the common stock, $.001 par value, ("Common Stock") of Rascals International,
Inc. (the "Company").   The purchase price for the Shares will be Nine Cents
($.09) per Share.

	1. Exercise of Warrant.

        A. The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock) during the Exercise Period as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

	B. This Warrant may be exercised by surrender of the Warrant with the annexed Exercise Form duly completed and executed together with the full Exercise Price (as hereinafter defined) in cash or by check for the number of shares of Common Stock as to which this Warrant is exercised, at the Company's principal executive offices.

	C. Upon the exercise of this Warrant, the Holder hereof shall be entitled to receive a certificate or certificates for the number of shares of Common Stock purchased upon such exercise and a new Warrant or Warrants representing any unexercised portion of this Warrant. Each person in whose name any certificates for Common Stock are issued shall, for all purposes, be deemed to have become the holder of record of such Common Stock at the close of business on the date of exercise of this Warrant, irrespective of the date of delivery of such certificate, except that if the transfer books of the Company are closed on such date, such person shall be deemed to have become the holder of record of such Common Stock at the close of business on the next succeeding date on which the transfer books are open. Nothing in this Warrant shall be construed as conferring upon the holder hereof any rights as a shareholder of the Company.

	2.  Anti-Dilution Provisions.

	A. Stock Splits, Etc. If there is any stock dividend, stock split, or combination of shares of Common Stock of the Company, the number and amount of shares then subject to this Warrant shall be proportionately and appropriately adjusted. No change shall be made in the aggregate purchase price to be paid for all shares subject to this Warrant, but the aggregate purchase price shall be allocated among all shares subject to this Warrant after giving effect to the adjustment.

	B. Capital Events. If there is any other change in the Common Stock of the Company, including recapitalization, reorganization, sale or exchange of assets, exchange of shares, offering of subscription rights, or a merger or consolidation in which the Company is the surviving corporation, an adjustment, if any, shall be made in the shares then subject to this Warrant as the Board of Directors may deem equitable. Failure of the Board of Directors to provide for an adjustment pursuant to this subparagraph prior to the effective date of any Company action referred to herein shall be conclusive evidence that no adjustment is required in consequence of such action.

	3.  Piggy-Back Registration Rights.   If during the Exercise Period the
Company proposes to file with the Securities and Exchange Commission a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its securities (other than a Registration Statement on Form S-4 or Form S-8 (or their equivalents at such time) relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall promptly send to each Holder written notice of the Company's intention to file a Registration Statement and of such Holder's rights under this
Section 3, and, if within twenty (20) days after receipt of such notice, such Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of the Common Stock which the Holder has purchased or may purchase on exercise of this Warrant (the "Registrable Securities").

	4.  Notices to Warrant Holders.

	Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matters or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrant and prior to its exercise, any of the following events shall occur:

	(a) The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution; or

	(b) The Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or option to subscribe therefor; or

	(c) A merger or consolidation of the Company in which the Company is not the surviving Company or the adoption of a plan of liquidation or a sale of all or substantially all of its assets shall be proposed;

then, in any one or more of said events, the Company shall give written notice to all holders of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or options, or any proposed dissolution, liquidation, winding up or sale.





	WITNESS the signature of the duly authorized Chief Executive Officer of the Company.

                                            RASCALS INTERNATIONAL, INC.




                                            By____________________________
                                              Eduardo Rodriguez
                                              Chief Executive Officer





                                EXERCISE FORM

                  (To be Executed by the Registered Holder
                      in order to Exercise the Warrant)

	The undersigned hereby irrevocably elects to exercise the right to purchase ____________ shares of Common Stock covered by this Warrant according to the conditions hereof. The undersigned herewith makes payment of the Purchase Price of such shares in full.

	The undersigned further agrees that, unless a registration statement including the shares shall be on file with the Securities and Exchange Commission and be effective, the shares of Common Stock covered by this Warrant, upon exercise hereof, shall be subject to and bear the following legend, and does hereby make the representation set forth in such legend:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). These shares have been acquired for investment and not with a view to distribution or resale, and may not be offered, sold, pledged, transferred or otherwise disposed of, except pursuant to (i) an effective registration statement under the Act, or (ii) an opinion of counsel, if such opinion shall be reasonably satisfactory to the Company, that registration is not required under the Act."

                                       ______________________________
                                       Signature
Dated:________________________
                                       _____________________________
                                       Address

                     *       *       *       *       *


                               EXHIBIT 10-f

                  STANDBY EQUITY DISTRIBUTION AGREEMENT

AGREEMENT dated as of the ___ day of June 2004 (the "Agreement") between CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the
"Investor"), and HEADLINERS ENTERTAINMENT GROUP INC., a corporation organized and existing under the laws of the State of Delaware f/m/a RASCALS INTERNATIONAL INC. (the "Company").

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company up to Thirty Million Dollars ($30,000,000) of the Company's common stock, par value $0.001 per share (the "Common Stock"); and

WHEREAS, such investments will be made in reliance upon the provisions of Regulation D ("Regulation D") of the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the "Securities Act"), and or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

WHEREAS, the Company has engaged Newbridge Securities Corporation, to act as the Company's exclusive placement agent in connection with the sale of the Company's Common Stock to the Investor hereunder pursuant to the Placement Agent Agreement dated the date hereof by and among the Company, the Placement Agent and the Investor (the "Placement Agent Agreement").

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I.

Certain Definitions

         Section 1.1. "Advance" shall mean the portion of the Commitment Amount requested by the Company in the Advance Notice.

         Section 1.2. "Advance Date" shall mean the date Butler Gonzalez LLP Escrow Account is in receipt of the funds from the Investor and Butler Gonzalez LLP, as the Investor"s Counsel, is in possession of free trading shares from the Company and therefore an Advance by the Investor to the Company can be made and Butler Gonzalez LLP can release the free trading shares to the Investor. No Advance Date shall be less than six (6) Trading Days after an Advance Notice Date.

         Section 1.3. "Advance Notice" shall mean a written notice to the Investor setting forth the Advance amount that the Company requests from the Investor and the Advance Date in the form annexed hereto as Exhibit A.

         Section 1.4. "Advance Notice Date" shall mean each date the Company delivers to the Investor an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement. No Advance Notice Date shall be less than six (6) Trading Days after the prior Advance Notice Date.

         Section 1.5. "Bid Price" shall mean, on any date, the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market or if the Common Stock is not traded on a Principal Market, the highest reported bid price for the Common Stock, as furnished by the National Association of Securities Dealers, Inc.

         Section 1.6. "Closing" shall mean one of the closings of a purchase and sale of Common Stock pursuant to Section 2.3.

         Section 1.7. "Commitment Amount" shall mean the aggregate amount of up to Thirty Million Dollars ($30,000,000) which the Investor has agreed to provide to the Company in order to purchase the Company's Common Stock pursuant to the terms and conditions of this Agreement.

         Section 1.8. "Commitment Period" shall mean the period commencing on the earlier to occur of (i) the Effective Date, or (ii) such earlier date as the Company and the Investor may mutually agree in writing, and expiring on the earliest to occur of (x) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of Thirty Million Dollars ($30,000,000), (y) the date this Agreement is terminated pursuant to Section 2.4, or (z) the date occurring twenty-four
(24) months after the Effective Date.

         Section 1.9. "Common Stock" shall mean the Company's common stock, par value $0.001 per share.

         Section 1.10. "Condition Satisfaction Date" shall have the meaning set forth in Section 7.2.

         Section 1.11. "Damages" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and costs and expenses of expert witnesses and investigation).

         Section 1.12. "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in Section 7.2(a).

         Section 1.13. "Escrow Agreement" shall mean the escrow agreement among the Company, the Investor, and Butler Gonzalez LLP dated the date hereof.

         Section 1.14. "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         Section 1.15. "Material Adverse Effect" shall mean any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement or the Registration Rights Agreement in any material respect.

         Section 1.16. "Market Price" shall mean the lowest daily VWAP of the Common Stock during the Pricing Period.

         Section 1.17. "Maximum Advance Amount" shall be One Hundred Fifty Thousand Dollars ($150,000) per Advance Notice.

         Section 1.18 "NASD" shall mean the National Association of Securities Dealers, Inc.

         Section 1.19 "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Section 1.20 "Placement Agent" shall mean Newbridge Securities Corporation. a registered broker-dealer.

         Section 1.21 "Pricing Period" shall mean the five (5) consecutive Trading Days after the Advance Notice Date.

         Section 1.22 "Principal Market" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange, the OTC Bulletin Board or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

         Section 1.23 "Purchase Price" shall be set at ninety eight percent (98%) of the Market Price during the Pricing Period.

         Section 1.24 "Registrable Securities" shall mean the shares of Common Stock to be issued hereunder (i) in respect of which the Registration Statement has not been declared effective by the SEC, (ii) which have not been sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") or (iii) which have not been otherwise transferred to a holder who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend.

         Section 1.25 "Registration Rights Agreement" shall mean the Registration Rights Agreement dated the date hereof, regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investor.

         Section 1.26 "Registration Statement" shall mean a registration statement on Form S-1 or SB-2 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement, and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

         Section 1.27 "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.28   "SEC" shall mean the Securities and Exchange
Commission.

         Section 1.29 "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.30 "SEC Documents" shall mean Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K and Proxy Statements of the Company as supplemented to the date hereof, filed by the Company for a period of at least twelve (12) months immediately preceding the date hereof or the Advance Date, as the case may be, until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

         Section 1.31 "Trading Day" shall mean any day during which the New York Stock Exchange shall be open for business.

         Section 1.32 "VWAP" shall mean the volume weighted average price of the Company's Common Stock as quoted by Bloomberg, L.P.


ARTICLE II.
Advances

         Section 2.1.	Investments.
                  (a)	Advances.  Upon the terms and conditions set forth
herein (including, without limitation, the provisions of Article VII hereof), on any Advance Notice Date the Company may request an Advance by the Investor by the delivery of an Advance Notice. The number of shares of Common Stock that the Investor shall receive for each Advance shall be determined by dividing the amount of the Advance by the Purchase Price. No fractional shares shall be issued. Fractional shares shall be rounded to the next higher whole number of shares. The aggregate maximum amount of all Advances that the Investor shall be obligated to make under this Agreement shall not exceed the Commitment Amount.

         Section 2.2.	Mechanics.
                  (a)	Advance Notice.  At any time during the Commitment
Period, the Company may deliver an Advance Notice to the Investor, subject to the conditions set forth in Section 7.2; provided, however, the amount for each Advance as designated by the Company in the applicable Advance Notice, shall not be more than the Maximum Advance Amount. The aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount.
The Company acknowledges that the Investor may sell shares of the Company's Common Stock corresponding with a particular Advance Notice on the day the Advance Notice is received by the Investor. There will be a minimum of six
(6) Trading Days between each Advance Notice Date.
                  (b)	Date of Delivery of Advance Notice.  An Advance Notice
shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon Eastern Time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Advance Notice may be deemed delivered, on a day that is not a Trading Day.
                  (c)	Pre-Closing Share Credit.  Within two (2) business days
after the Advance Notice Date, the Company shall credit shares of the Company's Common Stock to the balance account of Butler Gonzalez LLP (the "Escrow Agent" and/or "Investor"s Counsel") with The Depository Trust Company through its Deposit Withdrawal At Custodian system, in an amount equal to the amount of the requested Advance divided by the closing Bid Price of the Company's Common Stock as of the Advance Notice Date multiplied by one point one (1.1). Any adjustments to the number of shares to be delivered to the Investor at the Closing as a result of fluctuations in the closing Bid Price of the Company's Common Stock shall be made as of the date of the Closing.
Any excess shares shall be credited to the next Advance. In no event shall the number of shares issuable to the Investor pursuant to an Advance cause the Investor to own in excess of nine and 9/10 percent (9.9%) of the then outstanding Common Stock of the Company, provided, however, that said limitation shall reduce the amount of an Advance only if the Investor gives the Company, with (1) business day after an Advance Notice Date, written notice of the maximum shares of the Company's Common Stock which may be issued to the Investor without exceeding the limit setforth herein, in which case the amount of the Advance will be reduced to conform to the limit setforth herein.
                  (d) Hardship. In the event the Investor sells the Company's Common Stock pursuant to subsection (c) above and the Company fails to perform its obligations as mandated in Section 2.5 and 2.2 (c), and specifically fails to provide the Investor with the shares of Common Stock for the applicable Advance, the Company acknowledges that the Investor shall suffer financial hardship and therefore shall be liable for any and all losses, commissions, fees, or financial hardship caused to the Investor.

         Section 2.3.	Closings.  On each Advance Date, which shall be six
(6) Trading Days after an Advance Notice Date, (i) the Company shall deliver to the Investor"s Counsel pursuant to the Escrow Agreement, shares of the Company's Common Stock, representing the amount of the Advance by the Investor pursuant to Section 2.1 herein net of the Pre-Closing Share Credit pursuant to Section 2.2 (c) hereof, and (ii) the Investor shall deliver to the Investor"s Counsel the amount of the Advance specified in the Advance Notice by wire transfer of immediately available funds in accordance with the Escrow Agreement. In addition, on or prior to the Advance Date, each of the Company and the Investor shall deliver to the other through the Investor"s Counsel all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein as well as the Joint Writtem Direction and Common Stock Joint Written Direction required by the Escrow Agreement. Payment of funds to the Company and delivery of the Company's Common Stock to the Investor shall occur in accordance with the conditions set forth above and those contained in the Escrow Agreement; provided, however, that to the extent the Company has not paid the fees, expenses, and disbursements of the Investor and/or the Investor"s counsel in accordance with Section 12.4, the amount of such fees, expenses, and disbursements may be deducted by the Investor (and shall be paid to the relevant party) from the amount of the Advance with no reduction in the amount of shares of the Company's Common Stock to be delivered on such Advance Date.

         Section 2.4.	Termination of Investment.  The obligation of the
Investor to make an Advance to the Company pursuant to this Agreement shall terminate permanently (including with respect to an Advance Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of fifty (50) Trading Days, other than due to the acts of the Investor, during the Commitment Period, and (ii) the Company shall at any time fail materially to comply with the requirements of Article VI and such failure is not cured within thirty (30) days after receipt of written notice from the Investor, provided, however, that this termination provision shall not apply to any period commencing upon the filing of a post-effective amendment to such Registration Statement and ending upon the date on which such post effective amendment is declared effective by the SEC.

         Section 2.5.	Agreement to Advance Funds.
                  (a) The Investor agrees to advance the amount specified in the Advance Notice to the Company after the completion of each of the following conditions and the other conditions set forth in this Agreement:
                         (i)  the execution and delivery by the Company, and
the Investor, of this Agreement, and the Exhibits hereto;
                         (ii) Investor"s Counsel shall have received the shares
of Common Stock applicable to the Advance in accordance with Section 2.2(c) hereof;
                        (iii) the Company's Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement shall have been declared effective by the SEC;
                         (iv) the Company shall have obtained all material
permits and qualifications required by any applicable state for the offer and sale of the Registrable Securities, or shall have the availability of exemptions therefrom. The sale and issuance of the Registrable Securities shall be legally permitted by all laws and regulations to which the Company is subject;
                          (v) the Company shall have filed with the Commission
in a timely manner all reports, notices and other documents required of a "reporting company" under the Exchange Act and applicable Commission regulations;
                         (vi) the fees as set forth in Section 12.4 below
shall have been paid or can be withheld as provided in Section 2.3; and
                        (vii) the conditions set forth in Section 7.2 shall have been satisfied.
                       (viii) The Company's transfer agent shall be DWAC eligible.

         Section 2.6.	Lock Up Period.
                          (i)  During the Commitment Period, the Company shall
not, issue or sell (i) any Common Stock or Preferred Stock without consideration or for a consideration per share less than the Bid Price on the date of issuance or (ii) issue or sell any warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than the Bid Price on the date of issuance.
                         (ii) On the date hereof, the Company shall obtain from
each officer and director a lock-up agreement, as defined below, in the form annexed hereto as Schedule 2.6(b) agreeing to only sell in compliance with the volume limitation of Rule 144.


ARTICLE III.

Representations and Warranties of Investor

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and as of the date hereof and as of each Advance Date:

         Section 3.1.	Organization and Authorization.  The Investor is duly
incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments (including, without limitations, the Registration Rights Agreement), on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

         Section 3.2.	Evaluation of Risks.  The Investor has such knowledge
and experience in financial tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

         Section 3.3.	No Legal Advice From the Company.  The Investor
acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

         Section 3.4.	Investment Purpose; Delivery Purpose. The securities
are being purchased by the Investor for its own account, for investment and without any view to the distribution, assignment or resale to others or fractionalization in whole or in part. The Investor agrees not to assign or in any way transfer the Investor"s rights to the securities or any interest therein and acknowledges that the Company will not recognize any purported assignment or transfer except in accordance with applicable Federal and state securities laws. No other person has or will have a direct or indirect beneficial interest in the securities. The Investor agrees not to sell, hypothecate or otherwise transfer the Investor"s securities unless the securities are registered under Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such laws is available. The Investor further Agrees that it shall not sell or otherwise transfer any of the Investor"s securities unless the securities are accompanied by or preceed by the prospectus contained in the Registration Statement filed pursuant to the Registration Rights Agreement, dated the date hereof, as then amended, or unless the Investor shall be entitled to and relying upon an exemption from the prospectus delivery requirements of Section 5 of the Securities Act.

         Section 3.5. Accredited Investor. The Investor is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

         Section 3.6.	Information.  The Investor and its advisors (and its
counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor"s right to rely on the Company's representations and warranties contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Investor to obtain information from the Company in order to evaluate the merits and risks of this investment. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction.

         Section 3.7.	Receipt of Documents. The Investor and its counsel
has received and read in their entirety: (i) this Agreement and the Exhibits annexed hereto; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company's Form 10-KSB for the year ended year ended December 31, 2003 and Form 10-QSB for the period ended March 31, 2004 and
(iv) answers to all questions the Investor submitted to the Company regarding an investment in the Company; and the Investor has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

         Section 3.8.	Registration Rights Agreement and Escrow Agreement.
The parties have entered into the Registration Rights Agreement and the Escrow Agreement, each dated the date hereof.

         Section 3.9.	No General Solicitation.  Neither the Company, nor
any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the shares of Common Stock offered hereby.

         Section 3.10.	Not an Affiliate.  The Investor is not an officer,
director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any "Affiliate" of the Company (as that term is defined in Rule 405 of the Securities Act). Neither the Investor nor its Affiliates has an open short position in the Common Stock of the Company, and the Investor agrees that it will not, and that it will cause its Affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock, provided that the Company acknowledges and agrees that upon receipt of an Advance Notice the Investor will sell the Shares to be issued to the Investor pursuant to the Advance Notice, even if the Shares have not been delivered to the Investor.


ARTICLE IV.

Representations and Warranties of the Company

Except as stated below, on the disclosure schedules attached hereto or in the SEC Documents (as defined herein), the Company hereby represents and warrants to, and covenants with, the Investor that the following are true and correct as of the date hereof:

         Section 4.1.	Organization and Qualification.  The Company is duly
incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority corporate power to own its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

         Section 4.2.	Authorization, Enforcement, Compliance with Other
Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Placement Agent Agreement and any related agreements, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Placement Agent Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Placement Agent Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Placement Agent Agreement and assuming the execution and delivery thereof and acceptance by the Investor and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors" rights and remedies.

         Section 4.3.	Capitalization.  As of the date hereof, the
authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.001 per share and 5,000,000 shares of Preferred Stock of which _________ shares of Common Stock and ______ shares of Preferred Stock were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in the SEC Documents, no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the SEC Documents, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities (iii) there are no outstanding registration statements other than on Form S-8 and (iv) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein. The Company has furnished to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

         Section 4.4.	No Conflict.  The execution, delivery and performance
of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company or any of its subsidiaries is bound or affected and which would cause a Material Adverse Effect. Except as disclosed in the SEC Documents, neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted in violation of any material law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any fact or circumstance which might give rise to any of the foregoing.

         Section 4.5.	SEC Documents; Financial Statements.  Since December
2001, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under of the Exchange Act. The Company has delivered to the Investor or its representatives, or made available through the SEC"s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Section 4.6.	10b-5.	The SEC Documents do not include any
untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

         Section 4.7.	No Default.  Except as disclosed in the SEC
Documents, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the exhibits or attachments hereto will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under its Certificate of Incorporation, By-Laws, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, or any statute, or any decree, judgment, order, rules or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, in each case which default, lien or charge is likely to cause a Material Adverse Effect on the Company's business or financial condition.

         Section 4.8.	Absence of Events of Default.  Except for matters
described in the SEC Documents and/or this Agreement, no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a Material Adverse Effect on the Company's business, properties, prospects, financial condition or results of operations.

         Section 4.9.	Intellectual Property Rights.  The Company and its
subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct
their respective businesses as now conducted.   The Company and its
subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

         Section 4.10.	Employee Relations.  Neither the Company nor any of
its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries" employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

         Section 4.11.	Environmental Laws.  The Company and its subsidiaries
are (i) in compliance with any and all applicable material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

         Section 4.12.	Title.  Except as set forth in the SEC Documents, the
Company has good and marketable title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

         Section 4.13.	Insurance.  The Company and each of its subsidiaries
are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

         Section 4.14.	Regulatory Permits.  The Company and its subsidiaries
possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

         Section 4.15.	Internal Accounting Controls.  The Company and each
of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         Section 4.16.	No Material Adverse Breaches, etc.  Except as set
forth in the SEC Documents, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

         Section 4.17.	Absence of Litigation.  Except as set forth in the
SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a Material Adverse Effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a Material Adverse Effect on the business, operations, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

         Section 4.18.	Subsidiaries.  Except as disclosed in the SEC
Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

         Section 4.19.	Tax Status.  The Company and each of its subsidiaries
has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

         Section 4.20.	Certain Transactions.  Except as set forth in the SEC
Documents none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         Section 4.21.	Fees and Rights of First Refusal.  Except as set
forth in the SEC Documents, the Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

         Section 4.22.	Use of Proceeds.  The Company represents that the net
proceeds from this offering will be used for general corporate purposes. However, in no event shall the net proceeds from this offering be used by the Company for the payment (or loaned to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director or employee of the Company, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to the Company, or the Company has indemnified such person from liability.

         Section 4.23.	Further Representation and Warranties of the Company.
For so long as any securities issuable hereunder held by the Investor remain outstanding, the Company acknowledges, represents, warrants and agrees that it will maintain the listing of its Common Stock on the Principal Market

         Section 4.24.	Opinion of Counsel.  Investor shall receive an
opinion letter from Robert Brantl, Esq., counsel to the Company on the date hereof.

         Section 4.25.	Opinion of Counsel.  The Company will obtain for the
Investor, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to sell the securities issuable hereunder without restriction.

         Section 4.26.	Dilution.  The Company is aware and acknowledges that
issuance of shares of the Company's Common Stock could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.


ARTICLE V.

Indemnification

The Investor and the Company represent to the other the following with respect to itself:

         Section 5.1.	Indemnification.

                (a) In consideration of the Investor's execution and delivery of this Agreement, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement)
(collectively, the "Investor Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys" fees and disbursements (the "Indemnified Liabilities"), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Investor Indemnitee not arising out of any action or inaction of an Investor Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Investor Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

                (b) In consideration of the Company's execution and delivery of this Agreement, and in addition to all of the Investor's other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees") from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement, the Registration Rights Agreement, or any instrument or document contemplated hereby or thereby executed by the Investor, (b) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement, the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on misrepresentations or due to a breach by the Investor and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnitees. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.


ARTICLE VI.

Covenants of the Company

         Section 6.1.	Registration Rights.  The Company shall cause the
Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

         Section 6.2.	Listing of Common Stock.  The Company shall maintain
the Common Stock"s authorization for quotation on the National Association of Securities Dealers Inc"s Over the Counter Bulletin Board.

         Section 6.3.	Exchange Act Registration.  The Company will cause
its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange
Act or the rules thereunder to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Exchange Act.
         Section 6.4.	Transfer Agent Instructions.	Not later than two (2)
business days after each Advance Notice Date and prior to each Closing, the Company will deliver instructions to its transfer agent to issue shares of Common Stock free of restrictive legends. The Company's instructions shall be made in reliance upon the undertaking by the Investor, set forth in
Section 3.4 hereof, to deliver a prospectus in compliance with Section 5 of the Securities Act in connection with each sale of the Common Stock.

         Section 6.5.	Corporate Existence.  The Company will take all steps
necessary to preserve and continue the corporate existence of the Company.

         Section 6.6.	Notice of Certain Events Affecting Registration;
Suspension of Right to Make an Advance. The Company will immediately notify the Investor upon its becoming aware of the occurrence of any of the following events in respect of a registration statement or related prospectus relating to an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other Federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus of any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice during the continuation of any of the foregoing events.

         Section 6.7.	Expectations Regarding Advance Notices.  Within ten
(10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company must notify the Investor, in writing, as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Advance Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Advance Notices. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor, in writing, at any time as to its reasonable expectations with respect to the current calendar quarter.

         Section 6.8.	Restriction on Sale of Capital Stock.  During the
Commitment Period, the Company shall not issue or sell (i) any Common Stock or Preferred Stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, (ii) issue or sell any Preferred Stock warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock"s Bid Price determined immediately prior to its issuance, or (iii) file any registration statement on Form S-8.

         Section 6.9.	Consolidation; Merger.  The Company shall not,
without ten (10) business days prior written notice to the Investor, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

         Section 6.10. Issuance of the Company's Common Stock. The sale of the shares of Common Stock shall be made in accordance with the provisions and requirements of Regulation D and any applicable state securities law.


ARTICLE VII.

Conditions for Advance and Conditions to Closing

         Section 7.1.	Conditions Precedent to the Obligations of the
Company. The obligation hereunder of the Company to issue and sell the shares of Common Stock to the Investor incident to each Closing is subject to the satisfaction, or waiver by the Company, at or before each such Closing, of each of the conditions set forth below.

                  (a) Accuracy of the Investor's Representations and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects.

                  (b)	Performance by the Investor.  The Investor shall have
performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

         Section 7.2.	Conditions Precedent to the Right of the Company to
Deliver an Advance Notice and the Obligation of the Investor to Purchase Shares of Common Stock. The right of the Company to deliver an Advance Notice and the obligation of the Investor hereunder to acquire and pay for shares of the Company's Common Stock incident to a Closing is subject to the fulfillment by the Company, on (i) the date of delivery of such Advance Notice and (ii) the applicable Advance Date (each a "Condition Satisfaction Date"), of each of the following conditions:

                  (a)	Registration of the Common Stock with the SEC.  The
Company shall have filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement. As set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i)
neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist. The Registration Statement must have been declared effective by the SEC prior to the first Advance Notice
Date.
                  (b)	Authority.  The Company shall have obtained all permits
and qualifications required by any applicable state in accordance with the Registration Rights Agreement for the offer and sale of the shares of Common Stock, or shall have the availability of exemptions therefrom. The sale and issuance of the shares of Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.

                  (c)	Fundamental Changes. There shall not exist any fundamental
changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

                  (d)	Performance by the Company.  The Company shall have
performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement (including, without limitation, the conditions specified in Section 2.5 hereof) and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

                  (e)	No Injunction.  No statute, rule, regulation, executive
order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

                  (f)	No Suspension of Trading in or Delisting of Common Stock.
The trading of the Common Stock is not suspended by the SEC or the Principal Market (if the Common Stock is traded on a Principal Market). The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal
Market (if the Common Stock is traded on a Principal Market). The Company shall not have received any notice threatening the continued listing of the Common Stock on the Principal Market (if the Common Stock is traded on a Principal Market).

                  (g)	Maximum Advance Amount.  The amount of the any Advance
requested by the Company shall not exceed the Maximum Advance Amount. In addition, upon compliance by the Investor with the notice requirement setforth in Section 2.2 (c) hereof, the number of shares issuable to the Investor pursuant to an Advance shall not cause the Investor to own in excess of nine and 9/10 percent (9.9%) of the then outstanding Common Stock of the Company.
                  (h)	No Knowledge.  The Company has no knowledge of any event
which would be more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective.

                  (i)	Other.  On each Condition Satisfaction Date, the
Investor shall have received the certificate executed by an officer of the Company in the form of Exhibit A attached hereto.


ARTICLE VIII.

Due Diligence Review; Non-Disclosure of Non-Public Information

         Section 8.1.	Due Diligence Review.  Prior to the filing of the
Registration Statement the Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor, any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

         Section 8.2.	Non-Disclosure of Non-Public Information.

                  (a)	The Company shall not disclose non-public information to
the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

                  (b)	Nothing herein shall require the Company to disclose non-
public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.


ARTICLE IX.

Choice of Law/Jurisdiction

         Section 9.1.	Governing Law.  This Agreement shall be governed by
and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County, New Jersey and the United States District Court of New Jersey, sitting in Newark, New Jersey, for the adjudication of any civil action asserted pursuant to this paragraph.
ARTICLE X.

Assignment; Termination

         Section 10.1.	Assignment.  Neither this Agreement nor any rights of
the Company hereunder may be assigned to any other Person.

         Section 10.2.	Termination.  The obligations of the Investor to make
Advances under Article II hereof shall terminate twenty-four (24) months after the Effective Date.


ARTICLE XI.

Notices

         Section 11.1.	Notices.  Any notices, consents, waivers, or other
communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:
                       Headliners Entertainment Group Inc.
                       414 Eagle Rock Avenue - Suite 308
                       West Orange, NJ 07052

                       Attention:      Ed Rodriguez, Chairman and CEO
                       Telephone:      (973) 243-8080
                       Facsimile:      (973) 243-8091


With a copy to:        Robert Brantl, Esq,
                       322 4th Street
                       Brooklyn, NY 11215
                       Telephone:      (718) 768-6045
                       Facsimile:      (718) 965-4042


If to the Investor(s): Cornell Capital Partners, LP
                       101 Hudson Street 'suite 3700
                       Jersey City, NJ 07302
                       Attention:	Mark Angelo
                                        Portfolio Manager
                       Telephone:	(201) 985-8300
                       Facsimile:	(201) 985-8266


With a Copy to:        Butler Gonzalez LLP
                       1416 Morris Avenue - Suite 207
                       Union, NJ 07083

Attention:             David Gonzalez, Esq.
                       Telephone:	(908) 810-8588
                       Facsimile:	(908) 810-0973

Each party shall provide five (5) days" prior written notice to the other party of any change in address or facsimile number.


ARTICLE XII.

Miscellaneous

         Section 12.1.	Counterparts.   This Agreement may be executed in two
or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof, though failure to deliver such copies shall not affect the validity of this Agreement.

         Section 12.2.	Entire Agreement; Amendments.  This Agreement
supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

         Section 12.3.	Reporting Entity for the Common Stock.  The reporting
entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

         Section 12.4.	Fees and Expenses.  The Company hereby agrees to pay
the following fees:

                  (a) Legal Fees. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby. Subsequently on each advance date, the Company will pay Butler Gonzalez LLP, the sum of Five Hundred Dollars ($500) for legal, administrative and escrow fees directly out the proceeds of any Advances hereunder.

                  (b)	Commitment Fees.
                           (i)  On each Advance Date the Company shall pay to
the Investor, directly from the gross proceeds held in escrow, an amount equal to four percent (4%) of the amount of each Advance. The Company hereby agrees that if such payment, as is described above, is not made by the Company on the Advance Date, such payment will be made at the direction of the Investor as outlined and mandated by Section 2.3 of this Agreement.

         Section 12.5.	Brokerage.  Each of the parties hereto represents
that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

         Section 12.6.	Confidentiality.  If for any reason the transactions
contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herein.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]










                                        COMPANY:

                                        HEADLINERS ENTERTAINMENT GROUP INC.



                                        By:

                                        Name:	Ed Rodriguez
                                        Title:	Chairman and Chief Executive
                                                Officer


                                        INVESTOR:
                                        CORNELL CAPITAL PARTNERS, LP

                                        By:	Yorkville Advisors, LLC
                                        Its:	General Partner



                                        By:

                                        Name:   Mark Angelo
                                        Title:	Portfolio Manager






                                  EXHIBIT A
                    ADVANCE NOTICE/COMPLIANCE CERTIFICATE
                     HEADLINERS ENTERTAINMENT GROUP INC.


The undersigned, ________________hereby certifies, with respect to the sale of shares of Common Stock of Headliners Entertainment Group Inc., (the "Company"), issuable in connection with this Advance Notice and Compliance Certificate dated ___________________ (the "Notice"), delivered pursuant to the Standby Equity Distribution Agreement (the "Agreement"), as follows:
1.	The undersigned is the duly elected President of the Company.
2.	There are no fundamental changes to the information set forth in the
Registration Statement which would require the Company to file a post effective amendment to the Registration Statement.
3. 	The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Advance Date related to the Notice and has complied in all material respects with all obligations and conditions contained in the Agreement.
4.	The Advance requested is _____________________.
The undersigned has executed this Certificate this ____ day of
_________________.


                                   HEADLINERS ENTERTAINMENT GROUP INC.

                                   By: ------------------------------------
                                   Name:   Ed Rodriguez
                                   Title: Chairman & Chief Executive Officer





                              SCHEDULED 2.6(b)

                    HEADLINERS ENTERTAINMENT GROUP INC.


The undersigned hereby agrees that for a period commencing on the date hereof and expiring on the termination of the Agreement dated ________________ between Headliners Entertainment Group Inc., (the "Company"), and Cornell Capital Partners, LP, (the "Investor") (the "Lock-up Period"), he, she or it will not, directly or indirectly, without the prior written consent of the Investor, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of except pursuant to Rule 144 of the General Rules and Regulations under the Securities Act of 1933, any securities of the Company, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the "securities").
In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Company's securities with respect to any of the Securities registered in the name of the undersigned or beneficially owned by the undersigned, and the undersigned hereby confirms the undersigned's investment in the Company.
Dated: _______________, 2003

                               Signature


                              ----------------------------------------------

                              Address:
                                        ------------------------------------
                              City, State, Zip Code:
                                                    ------------------------


                              ----------------------------------------------
                              Print Social Security Number or Taxpayer I.D.
                               Number


                       *       *       *       *       *




							EXHIBIT 23-a

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form SB-2 of our report dated April 10, 2004 with respect to the financial statements of Rascals International, Inc. and Subsidiaries for the years ended December 31, 2003 and 2002.

                                  /s/ Rosenberg Rich Baker Berman & Company
                                      --------------------------------------
                                      Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
June 3, 2004